As filed with the Securities and Exchange Commission on March 2, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tanger Factory Outlet Centers, Inc.

Tanger Properties Limited Partnership

(Exact Name of Registrant as Specified in Its Charter)

Tanger Factory Outlet Centers, Inc., a North Carolina corporation	Tanger Factory Outlet Centers, Inc. – 56-1815473

Tanger Properties Limited Partnership, a North Carolina limited partnership	Tanger Properties Limited Partnership – 56-1822494
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3200 Northline Avenue, Suite 360

Greensboro, North Carolina 27408

(336) 292-3010

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Steven B. Tanger, Chief Executive Officer

Tanger Factory Outlet Centers, Inc.

3200 Northline Avenue, Suite 360

Greensboro, North Carolina 27408

(336) 292-3010

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to

Raymond Y. Lin, Esq.

Latham & Watkins LLP

885 Third Avenue, Suite 1000

New York, New York 10022

(212) 906-1200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Tanger Factory Outlet Centers, Inc.:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

Tanger Properties Limited Partnership:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/Proposed maximum aggregate offering price	Amount of registration fee
Common Shares	(1)	$0(1)
Preferred Shares	(1)	$0(1)
Depositary Shares representing Preferred Shares	(1)	$0(1)
Common Share Warrants	(1)	$0(1)
Senior Debt Securities	(1)	$0(1)
Subordinated Debt Securities	(1)	$0(1)
Guarantees of the Debt Securities(2)	(1)	$0(1)

(1)	An unspecified and indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. No separate consideration will be received for common shares or preferred shares that are issued upon conversion or exchange of debt securities, preferred shares or depositary shares registered hereunder or upon exercise of the common share warrants registered hereunder, as the case may be. In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of all of the registration fee.
(2)	Debt Securities issued by Tanger Properties Limited Partnership may be accompanied by Guarantees to be issued by Tanger Factory Outlet Centers, Inc. Pursuant to Rule 457(n), no separate registration fee is payable in respect of the registration of the guarantees.

Tanger Factory Outlet Centers, Inc.

Preferred Shares, Depositary Shares, Common Shares and Common Share Warrants

Tanger Properties Limited Partnership

Debt Securities

Tanger Factory Outlet Centers, Inc. may from time to time offer:

(1)	preferred shares;

(2)	preferred shares represented by depositary shares;

(3)	common shares; or

(4)	warrants to purchase our common shares; and

Tanger Properties Limited Partnership may from time to time offer in one of more series its debt securities, which may either be senior or subordinated.

Tanger Factory Outlet Centers, Inc. and its subsidiaries is referred to in this prospectus as the Company, and Tanger Properties Limited Partnership and its subsidiaries is referred to in this prospectus as the Operating Partnership. The terms “we”, “our” and “us” refer to the Company and the Operating Partnership together, as the context requires.

The preferred shares, depositary shares, common shares, warrants to purchase our common shares and debt securities (collectively, the “Offered Securities”) may be offered, separately or together, in separate series, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus. Under this Registration Statement, the Company can issue equity securities and debt guarantees, but not debt securities, and the Operating Partnership can issue only debt securities. Except as provided in the following sentence, the Company will unconditionally guarantee the payment of principal and a premium, if any, and interest on debt securities offered by the Operating Partnership, to the extent and on the terms described herein and in any accompanying prospectus supplement to this prospectus. If the Operating Partnership issues non-convertible investment grade debt securities, the applicable prospectus supplement will provide whether the securities are guaranteed by the Company.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. The specific terms may include limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a real estate investment trust (“REIT”) for federal income tax purposes.

See “Risk Factors” beginning on page 3 of this Prospectus for a description of certain factors that should be considered by purchasers of our securities.

Our common shares are traded on the New York Stock Exchange under the symbol “SKT.” On March 1, 2018, the last reported sale price of our common shares was $22.49 per share.

Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 2, 2018

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Tanger Factory Outlet Centers, Inc. and its subsidiaries is referred to in this prospectus as the Company, and Tanger Properties Limited Partnership and its subsidiaries is referred to in this prospectus as the Operating Partnership. The terms “we”, “our” and “us” refer to the Company and the Operating Partnership together, as the context requires. All references to “common shares” refer to the Company’s common shares, par value $0.01 per share. All references to “units” refer to the units of limited partnership in Tanger Properties Limited Partnership.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended. Under the automatic shelf registration process, we may, over time, sell any combination of the securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. This prospectus provides you with a general description of the securities we may offer. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement or the exhibits to the registration statement. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information” before considering an investment in the securities offered by that prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus and any prospectus supplement. If anyone provides you with additional or different information, you should not rely on it. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

The Company and the Operating Partnership file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document the Company or the Operating Partnership files with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

You may also obtain these materials from us at no cost by directing a written or oral request to us at Tanger Factory Outlet Centers, Inc., 3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408, Attn: Corporate Secretary, or by calling our Investor Relations Department at (336) 834-6892, or at our website at www.tangeroutlet.com . The information contained on or accessible through our website is not incorporated by reference into this prospectus or any prospectus supplement. In addition, the SEC maintains a web site, http://www.sec.gov , which contains reports, proxy and information statements and other information regarding registrants, including the Company and the Operating Partnership, that file electronically with the SEC.

Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. For further information, we refer you to the registration statement, including its exhibits.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the “incorporation by reference” of the information filed by us with the SEC into this prospectus, which means that important information can be disclosed to you by referring you to those documents and those documents will be considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. The documents listed below have been filed by us under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC and are incorporated by reference in this prospectus:

Tanger Factory Outlet Centers, Inc.:

•	The description of the common shares on Form 8-A, filed with the SEC on May 13, 1993, including any subsequently filed amendments and reports filed for the purpose of updating the description;

•

The description of the depositary shares contained on Form 8-A, filed with the SEC on December 7, 1993, including any subsequently filed amendments and reports filed for the purpose of updating the description;

•	Annual Report on Form 10-K for the year ended December 31, 2017;

•	Definitive proxy statement filed on April 5, 2017; and

•	Current Reports on Form 8-K filed on January 12, 2018 and February 21, 2018 (excluding the information furnished pursuant to Item 7.01 and the related exhibit).

Tanger Properties Limited Partnership:

•	Annual Report on Form 10-K for the year ended December 31, 2017; and

•	Current Report on Form 8-K filed on January 12, 2018.

We are also incorporating by reference into this prospectus all additional documents that we have filed or will file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the sale of the securities offered by this prospectus and any accompanying prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any statement contained in this prospectus or any prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus and any prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that we disclose under Items 2.02, 7.01 or 9.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

You may request any of the documents incorporated by reference herein (excluding exhibits) as described above under “Where You Can Find More Information.”

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities

Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Such forward-looking statements are subject to certain risks and uncertainties, and typically can be identified by the use of words such as “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “may,” “plan,” “forecast” or similar expressions. Such forward-looking statements include, but are not limited to, statements regarding our: future issuances of equity and debt and the expected use of proceeds from such issuances; potential sales or purchases of outlet centers; anticipated results of operations, liquidity and working capital; outlet center developments, expansions and renovations; and real estate joint ventures. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other important factors which are, in some cases, beyond our control and which could materially affect our actual results, performances or achievements. Important factors which may cause actual results to differ materially from current expectations include, among others:

•	our inability to develop new outlet centers or expand existing outlet centers successfully;

•	risks related to the economic performance and market value of our outlet centers;

•	the relative illiquidity of real property investments;

•	impairment charges affecting our properties;

•	our dispositions of assets may not achieve anticipated results;

•	competition for the acquisition and development of outlet centers, and our inability to complete outlet centers we have identified;

•	environmental regulations affecting our business;

•	risks associated with possible terrorist activity or other acts or threats of violence and threats to public safety;

•	our dependence on rental income from real property;

•	our dependence on the results of operations of our retailers;

•	the fact that certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours;

•	risks related to uninsured losses;

•	the risk that consumer, travel, shopping and spending habits may change;

•	risks associated with our Canadian investments;

•	risks associated with attracting and retaining key personnel;

•	risks associated with debt financing;

•	risks associated with our guarantees of debt for, or other support we may provide to, joint venture properties;

•	our potential failure to qualify as a REIT;

•	our legal obligation to make distributions to our shareholders;

•	legislative or regulatory actions that could adversely affect our shareholders;

•	our dependence on distributions from the Operating Partnership to meet our financial obligations, including dividends; and

•	the risk of cyber-attack or an act of cyber-terrorism.

Additional important factors which may cause actual results to differ materially from current expectations include, but are not limited to, those set forth in the section entitled “Business” in the Annual Reports, including the subheadings entitled “Recent Developments,” “The Outlet Concept,” “Our Outlet Centers,” “Business Strategy,” “Growth Strategy,” “Operating Strategy,” “Capital Strategy,” “Competition,” the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Reports and the section titled “Risk Factors” in this prospectus and the Annual Reports. Please consider our forward-looking statements in light of those risks as you read this prospectus. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise.

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THE COMPANY AND THE OPERATING PARTNERSHIP

Tanger Factory Outlet Centers, Inc. and subsidiaries is one of the largest owners and operators of outlet centers in the United States and Canada. The Company is a fully-integrated, self-administered and self-managed REIT, which, through its controlling interest in the Operating Partnership, focuses exclusively on developing, acquiring, owning, operating and managing outlet shopping centers. The outlet centers and other assets are held by, and all of the operations are conducted by, the Operating Partnership and its subsidiaries. Accordingly, the descriptions of the business, employees and properties of the Company are also descriptions of the business, employees and properties of the Operating Partnership. As of December 31, 2017, we had 36 consolidated outlet centers in 22 states totalling 12.9 million square feet. We also had 8 unconsolidated outlet centers totalling 2.4 million square feet, including 4 outlet centers in Canada.

The Company owns the majority of the units of partnership interest issued by the Operating Partnership through its two wholly-owned subsidiaries, Tanger GP Trust and Tanger LP Trust. Tanger GP Trust controls the Operating Partnership as its sole general partner. Tanger LP Trust holds a limited partnership interest. As of December 31, 2017, the Company, through its ownership of Tanger GP Trust and Tanger LP Trust, owned 94,560,536 units of the Operating Partnership and other limited partners (the “Non-Company LPs”) collectively owned 4,995,433 Class A common limited partnership units. Each Class A common limited partnership unit held by the Non-Company LPs is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s status as a REIT. Class B common limited partnership units, which are held by Tanger LP Trust, are not exchangeable for common shares of the Company.

Management operates the Company and the Operating Partnership as one enterprise. The management of the Company consists of the same members as the management of the Operating Partnership. These individuals are officers of the Company and employees of the Operating Partnership. The individuals that comprise the Company’s Board of Directors are also the same individuals that make up Tanger GP Trust’s Board of Trustees.

Organizational Chart

Ownership of the Company’s common shares is restricted to preserve the Company’s status as a REIT for federal income tax purposes. Subject to certain exceptions, a person may not actually or constructively own more than 4% of our common shares. We also operate in a manner intended to enable us to preserve our status as a REIT, including, among other things, making distributions with respect to our then outstanding common shares and preferred shares, if applicable, equal to at least 90% of our taxable income each year.

The Company is a North Carolina corporation that was incorporated in March 1993 and the Operating Partnership is a North Carolina partnership that was formed in May 1993. Our executive offices are currently located at 3200 Northline Avenue, Suite 360, Greensboro, North Carolina, 27408 and our telephone number is (336) 292-3010. Our website can be accessed at www.tangeroutlet.com. A copy of our 10-Ks, 10-Qs, 8-Ks and any amendments thereto can be obtained, free of charge, on our website as soon as reasonably practicable after we file such material with, or furnish it to, the SEC. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the following risk factors, the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to Real Estate Investments

We may be unable to develop new outlet centers or expand existing outlet centers successfully.

We continue to develop new outlet centers and expand existing outlet centers as opportunities arise. However, there are significant risks associated with our development activities in addition to those generally associated with the ownership and operation of established retail properties. While we have policies in place designed to limit the risks associated with development, these policies do not mitigate all development risks associated with a project. These risks include the following:

•	significant expenditure of money and time on projects that may be delayed or never be completed;

•	higher than projected construction costs;

•	shortage of construction materials and supplies;

•	failure to obtain zoning, occupancy or other governmental approvals or to the extent required, tenant approvals; and

•	late completion because of construction delays, delays in the receipt of zoning, occupancy and other approvals or other factors outside of our control.

Any or all of these factors may impede our development strategy and adversely affect our overall business.

The economic performance and the market value of our outlet centers are dependent on risks associated with real property investments.

Real property investments are subject to varying degrees of risk. The economic performance and values of real estate may be affected by many factors, including changes in the national, regional and local economic climate, inflation, changes in government policies and regulations, unemployment rates, consumer confidence, consumer shopping preferences, local conditions such as an oversupply of space or a reduction in demand for real estate in the area, the attractiveness of the properties to tenants, competition from other available space, our ability to provide adequate maintenance and insurance and increased operating costs.

Real property investments are relatively illiquid.

Our outlet centers represent a substantial portion of our total consolidated assets. These assets are relatively illiquid. As a result, our ability to sell one or more of our outlet centers in response to any changes in economic or other conditions is limited. If we want to sell an outlet center, there can be no assurance that we will be able to dispose of it in the desired time period or that the sales price will exceed the cost of our investment.

Properties may be subject to impairment charges which can adversely affect our financial results.

We periodically evaluate long-lived assets to determine if there has been any impairment in their carrying values and record impairment losses if the undiscounted cash flows estimated to be generated by those assets are less than their carrying amounts or if there are other indicators of impairment. If it is determined that an impairment has occurred, we would be required to record an impairment charge equal to the excess of the asset’s carrying value over its estimated fair value, which could have a material adverse effect on our financial results in the accounting period in which the adjustment is made. Our estimates of undiscounted cash flows expected to be generated by each property are based on a number of assumptions that are subject to economic and market uncertainties including, but not limited to, estimated hold period, terminal capitalization rates, demand for space, competition for tenants, changes in market rental rates and costs to operate each property. As these factors are difficult to predict and are subject to future events that may alter our assumptions, the future cash flows estimated in our impairment analysis may not be achieved.

Also, we assess whether there are any indicators that the value of our investments in unconsolidated joint ventures may be impaired. An investment is impaired only if management’s estimate of the value of the investment is less than the carrying value of the investments, and such decline in value is deemed to be other than temporary. To the extent impairment has occurred, the loss is measured as the excess of the carrying amount of the investment over the value of the investment. Our estimates of value for each joint venture investment are based on a number of assumptions that are subject to economic and market uncertainties including, among others, estimated hold period, terminal capitalization rates, demand for space, competition for tenants, discount and capitalization rates, changes in market rental rates and operating costs of the property. As these factors are difficult to predict and are subject to future events that may alter our assumptions, the values estimated by us in our impairment analysis may not be realized.

Dispositions may not achieve anticipated results.

From time to time, we may strategically dispose of assets with the goal of improving the overall performance of our core portfolio. However, we may not achieve the results we originally anticipated at the time of disposition. If we are not successful at achieving the anticipated results, there is a potential for a significant adverse impact on our returns and our overall profitability.

We face competition for the acquisition and development of outlet centers, and we may not be able to complete acquisitions or developments that we have identified.

We intend to grow our business in part through acquisitions and new developments. We compete with institutional pension funds, private equity investors, other REITs, small owners of outlet centers, specialty stores and others who are engaged in the acquisition, development or ownership of outlet centers and stores. These competitors may succeed in acquiring or developing outlet centers themselves. Also, our potential acquisition targets may find our competitors to be more attractive acquirers because they may have greater marketing and financial resources, may be willing to pay more, or may have a more compatible operating philosophy. In addition, the number of entities competing to acquire or develop outlet centers has increased and may continue to increase in the future, which could increase demand for these outlet centers and the prices we must pay to acquire or develop them. If we pay higher prices for outlet centers, our profitability may be reduced. Also, once we have identified potential acquisitions, such acquisitions are subject to the successful completion of due diligence, the negotiation of definitive agreements and the satisfaction of customary closing conditions. We cannot assure you that we will be able to reach acceptable terms with the sellers or that these conditions will be satisfied.

We may be subject to environmental regulation.

Under various federal, state and local laws, ordinances and regulations, we may be considered an owner or operator of real property and may be responsible for paying for the disposal or treatment of hazardous or toxic substances released on or in our property or disposed of by us, as well as certain other potential costs which could relate to hazardous or toxic substances (including governmental fines and injuries to persons and property). This liability may be imposed whether or not we knew about, or were responsible for, the presence of hazardous or toxic substances.

Possible terrorist activity or other acts or threats of violence and threats to public safety could adversely affect our financial condition and results of operations.

Terrorist attacks and threats of terrorist attacks, whether in the United States, Canada or elsewhere, or other acts or threats of violence may result in declining economic activity, which could harm the demand for goods and services offered by our tenants and the value of our properties and might adversely affect the value of an investment in our securities. Such a resulting decrease in retail demand could make it difficult for us to renew or re-lease our properties.

Terrorist activities or violence also could directly affect the value of our properties through damage, destruction or loss. In addition, these acts and threats might erode business and consumer confidence and spending, and might result in increased volatility in national and international financial markets and economies. Any one of these events might decrease demand for real estate, decrease or delay the occupancy of our properties, impair the ability of tenants to meet their obligations under their existing leases, limit our access to capital, increase our cost of raising capital and/or give rise to third party claims.

Risks Related to our Business

Our earnings and therefore our profitability are dependent on rental income from real property.

Substantially all of our income is derived from rental income from real property. Our income and funds for distribution would be adversely affected if rental rates at our centers decrease, if a significant number of our tenants were unable to meet their obligations to us or if we were unable to lease a significant amount of space in our outlet centers on economically favorable lease terms. In addition, the terms of outlet store tenant leases traditionally have been significantly shorter than in other retail segments. There can be no assurance that any tenant whose lease expires in the future will renew such lease or that we will be able to re-lease space on economically favorable terms.

We are substantially dependent on the results of operations of our retailers.

Our operations are subject to the results of operations of our retail tenants. A portion of our rental revenues are derived from percentage rents that directly depend on the sales volume of certain tenants. Accordingly, declines in these tenants’ results of operations would reduce the income produced by our properties. If the sales or profitability of our retail tenants decline sufficiently, whether due to a change in consumer preferences, legislative changes that increase the cost of their operations or otherwise, such tenants may be unable to pay their existing rents as such rents would represent a higher percentage of their sales. Any resulting leasing delays, failures to make payments or tenant bankruptcies could result in the termination of such tenants’ leases.

A number of companies in the retail industry, including some of our tenants, have declared bankruptcy or have voluntarily closed certain of their stores in recent years. The bankruptcy of a major tenant or number of tenants may result in the closing of certain affected stores, and we may not be able to re-lease the resulting vacant space for some time or for equal or greater rent. Such bankruptcy, or the voluntary closings of a significant amount of stores, could have a material adverse effect on our results of operations and could result in a lower level of funds for distribution.

Certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours and thereby constrain us from taking actions concerning these properties which otherwise would be in our best interests and our shareholders’ interests.

We own partial interests in outlet centers with various joint venture partners. The approval or consent of the other members of these joint ventures is required before we may sell, finance, expand or make other significant changes in the operations of these properties. We also may not have control over certain major decisions, including approval of the annual operating budgets, selection or termination of the property management company, leasing and the timing and amount of distributions, which could result in decisions that do not fully reflect our interests. To the extent such approvals or consents are required, we may experience difficulty in, or may be prevented from, implementing our plans and strategies with respect to expansion, development, property management, on-going operations, financing (for example, decisions as to whether to refinance or obtain financing, when and whether to pay down principal of any loan and whether and how to cure any defaults under loan documents) or other similar transactions with respect to such properties.

An uninsured loss or a loss that exceeds our insurance policies on our outlet centers or the insurance policies of our tenants could subject us to lost capital and revenue on those outlet centers.

Some of the risks to which our outlet centers are subject, including risks of terrorist attacks, war, earthquakes, hurricanes and other natural disasters, are not insurable or may not be insurable in the future. Should a loss occur that is uninsured or in an amount exceeding the combined aggregate limits for the insurance policies noted above or in the event of a loss that is subject to a substantial deductible under an insurance policy, we could lose all or part of our capital invested in and anticipated revenue from one or more of our outlet centers, which could adversely affect our results of operations and financial condition, as well as our ability to make distributions to our shareholders.

Under the terms and conditions of our leases, tenants generally are required to indemnify and hold us harmless from liabilities resulting from injury to persons and contamination of air, water, land or property, on or off the premises, due to activities conducted in the leased space, except for claims arising from negligence or intentional misconduct by us or our agents. Additionally, tenants generally are required, at the tenant’s expense, to obtain and keep in full force during the term of the lease, liability and property damage insurance policies issued by companies acceptable to us. These policies include liability coverage for bodily injury and property damage arising out of the ownership, use, occupancy or maintenance of the leased space. All of these policies may involve substantial deductibles and certain exclusions. Therefore, an uninsured loss or loss that exceeds the insurance policies of our tenants could also subject us to lost capital and revenue.

Consumer spending habits may change.

Shoppers may choose to spend a greater percentage of their disposable income to purchase goods through e-commerce or other retail channels, which could reduce the number of trips to our outlet centers and the average amount spent per visit. Such a change in consumer spending habits could adversely affect the results of operations of our retail tenants and adversely impact our percentage rents and ability to renew and release space at favorable rental rates.

Our Canadian investments may subject us to different or greater risk from those associated with our domestic operations.

As of December 31, 2017, through a co-ownership arrangement with a Canadian REIT, we have an ownership interest in four properties in Canada. Our operating results and the value of our Canadian operations may be impacted by any unhedged movements in the Canadian dollar. Canadian ownership activities carry risks that are different from those we face with our domestic properties. These risks include:

•	adverse effects of changes in the exchange rates between the US and Canadian dollar;

•	changes in Canadian political and economic environments, regionally, nationally, and locally;

•	challenges of complying with a wide variety of foreign laws;

•	changes in applicable laws and regulations in the United States that affect foreign operations;

•	property management services being provided directly by our 50/50 co-owner, not by us; and

•	obstacles to the repatriation of earnings and cash.

Any or all of these factors may adversely impact our operations and financial results, as well as our overall business.

Our success significantly depends on our key personnel and our ability to attract and retain key personnel.

Our success depends upon the personal efforts and abilities of our senior management team and other key personnel. Although we believe we have a strong management team with relevant industry expertise, the extended loss of the services of key personnel could have a material adverse effect on the securities markets’ view of our prospects and materially harm our business. Also, our success and the achievement of our goals are dependent upon our ability to attract and retain qualified employees.

Risks Related to our Indebtedness and Financial Markets

We are subject to the risks associated with debt financing.

We are subject to the risks associated with debt financing, including the risk that the cash provided by our operating activities will be insufficient to meet required payments of principal and interest. Disruptions in the capital and credit markets may adversely affect our operations, including the ability to fund the planned capital expenditures and potential new developments or acquisitions. Further, there is the risk that we will not be able to repay or refinance existing indebtedness or that the terms of any refinancing will not be as favorable as the terms of existing indebtedness. If we are unable to access capital markets to refinance our indebtedness on acceptable terms, we might be forced to dispose of properties on disadvantageous terms, which might result in losses.

The Operating Partnership guarantees debt or otherwise provides support for a number of joint venture properties.

Joint venture debt is the liability of the joint venture and is typically secured by a mortgage on the joint venture property, which is non-recourse to us. A default by a joint venture under its debt obligations may expose us to liability under a guaranty. We may elect to fund cash needs of a joint venture through equity contributions (generally on a basis proportionate to our ownership interests), advances or partner loans, although such fundings are not typically required contractually or otherwise.

Risks Related to Federal Income Tax Laws

The Company’s failure to qualify as a REIT could subject our earnings to corporate level taxation.

We believe that we have operated and intend to operate in a manner that permits the Company to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). However, we cannot assure you that the Company has qualified or will remain qualified as a REIT. If in any taxable year the Company were to fail to qualify as a REIT and certain statutory relief provisions were not applicable, the Company would not be allowed a deduction for distributions to shareholders in computing taxable income and would be subject to U.S. federal income tax (including any applicable alternative minimum tax for tax years prior to 2018) on our taxable income at the regular corporate rate. The Company’s failure to qualify for taxation as a REIT would have a material adverse effect on the market price and marketability of our securities.

The Company is required by law to make distributions to our shareholders.

To obtain the favorable tax treatment associated with the Company’s qualification as a REIT, generally, the Company is required to distribute to its shareholders at least 90% of its taxable income (excluding capital gains) each year. The Company depends upon distributions or other payments from the Operating Partnership to make distributions to the Company’s common shareholders. The Company is allowed to satisfy the REIT income distribution requirement by distributing up to 80% of the dividends on its common shares in the form of additional common shares in lieu of paying dividends entirely in cash. Although we reserve the right to utilize this procedure in the future, we currently have no intent to do so.

Recent changes in law significantly changed the U.S. federal income taxation of U.S. businesses, including us.

Recently enacted U.S. tax legislation (the “2017 Tax Legislation”) has significantly changed the U.S. federal income taxation of U.S. businesses and their owners, including REITs and their shareholders. Changes made by the 2017 Tax Legislation that could affect us and our shareholders from a U.S. federal income tax perspective include:

•	temporarily reducing individual U.S. federal income tax rates on ordinary income;

•	permanently eliminating the progressive corporate tax rate structure, which previously imposed a maximum corporate tax rate of 35%, and replacing it with a flat corporate tax rate of 21%;

•

permitting a deduction for certain pass-through business income, including dividends received by our shareholders from us that are not designated by us as capital gain dividends or qualified dividend income, which will allow individuals, trusts, and estates to deduct up to 20% of such amounts for taxable years beginning after December 31, 2017 and before January 1, 2026;

•

reducing the highest rate of withholding with respect to our distributions to non-U.S. shareholders that are treated as attributable to gains from the sale or exchange of U.S. real property interests from 35% to 21%;

•

generally limiting the deduction for net business interest expense in excess of 30% of a business’s “adjusted taxable income,” except for taxpayers (including certain REITs) that engage in certain real estate businesses and elect out of this rule (provided that such electing taxpayers must use an alternative depreciation system with longer depreciation periods); and

•	eliminating the corporate alternative minimum tax.

Many of these changes are effective immediately, without any transition periods or grandfathering for existing transactions. The legislation could be subject to potential amendments and technical corrections, as well as interpretations and implementing regulations by the U.S. Treasury Department, IRS and courts, any of which could change the impact of the legislation. In addition, it is unclear how these U.S. federal income tax changes will affect state and local taxation, which often uses federal taxable income as a starting point for computing state and local tax liabilities. While some of the changes made by this tax legislation may adversely affect us in one or more reporting periods and prospectively, other changes may be beneficial on a going forward basis. We continue to work with our tax advisors and auditors to determine the full impact that the recent tax legislation as a whole will have on us.

Further federal or state legislative or other actions could adversely affect our shareholders.

Other future changes to tax laws may adversely affect the taxation of the REIT, its subsidiaries or its shareholders. These changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets.

These potential changes could generally result in REITs having fewer tax advantages, and may lead REITs to determine that it would be more advantageous to elect to be taxed, for federal income tax purposes, as a corporation.

Additionally, not all states automatically conform to changes in the Internal Revenue Code. This could increase the complexity of our compliance costs, and may subject us to additional tax and audit risk.

Risks Related to our Organizational Structure

The Company depends on distributions from the Operating Partnership to meet its financial obligations, including dividends.

The Company’s operations are conducted by the Operating Partnership, and the Company’s only significant asset is its interest in the Operating Partnership. As a result, the Company depends upon distributions or other payments from the Operating Partnership in order to meet its financial obligations, including its obligations under any guarantees or to pay dividends or liquidation payments to its common shareholders. As a result, these obligations are effectively subordinated to existing and future liabilities of the Operating Partnership. The Operating Partnership is a party to loan agreements with various bank lenders that require the Operating Partnership to comply with various financial and other covenants before it may make distributions to the Company. Although the Operating Partnership presently is in compliance with these covenants, there is no assurance that the Operating Partnership will continue to be in compliance and that it will be able to make distributions to the Company.

Risks Related to Cyber Security

Cyber-attacks or acts of cyber-terrorism could disrupt our business operations and information technology systems or result in the loss or exposure of confidential or sensitive customer, employee or Company information.

Our business operations and information technology systems may be attacked by individuals or organizations intending to disrupt our business operations and information technology systems, whether through cyber-attacks or cyber-intrusions over the Internet, malware, computer viruses, attachments to e-mails, persons inside our organization, or persons with access to systems inside our organization. The risk of a security breach or disruption, particularly through cyber-attacks or cyber-intrusion, including by computer hackers, foreign governments, and cyber terrorists, has generally increased as the number, intensity and sophistication attempted attacks and intrusions from around the world have increased. We use information technology systems to manage our outlet centers and other business processes. Disruption of those systems could adversely impact our ability to operate our business to provide timely service to our customers and maintain our relationships with our tenants. Accordingly, if such an attack or act of terrorism were to occur, our operations and financial results could be adversely affected. In addition, we use our information technology systems to protect confidential or sensitive customer, employee and Company information developed and maintained in the normal course of our business. Any attack on such systems that would result in the unauthorized release or loss of customer, employee or other confidential or sensitive data could have a material adverse effect on our business reputation, increase our costs and expose us to additional material legal claims and liability. As a result, if such an attack or act of terrorism were to occur, our operations and financial results and our share price could be adversely affected.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS OF THE COMPANY

The following table sets forth ratios of earnings to fixed charges and earnings to combined fixed charges and preferred share dividends for the periods shown for the Company. The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. The ratios of earnings to combined fixed charges and preferred share dividends were computed by dividing earnings by the combined fixed charges and preferred share dividends. For these purposes, earnings have been calculated by adding interest costs, whether expensed or capitalized, interest factor of rental expense, amortization of capitalized interest and distributed income of unconsolidated joint ventures to income from continuing operations before adjustment for equity in earnings of unconsolidated joint ventures and discontinued operations. Fixed charges consist of interest costs, whether expensed or capitalized, the amortization of debt issue costs, whether expensed or capitalized, capitalized interest and the interest factor of rental expense.

	Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	2.1	4.1x	4.6x	2.1x	2.9x
Ratio of earnings to combined fixed charges and preferred share dividends	2.1	4.1x	4.6x	2.1x	2.9x

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED UNIT DISTRIBUTIONS OF THE OPERATING PARTNERSHIP

The following table sets forth ratios of earnings to fixed charges and earnings to combined fixed charges and preferred unit distributions for the periods shown for the Operating Partnership. The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. The ratios of earnings to combined fixed charges and preferred unit distributions were computed by dividing earnings by the combined fixed charges and preferred unit distributions. For these purposes, earnings have been calculated by adding interest costs, whether expensed or capitalized, interest factor of rental expense, amortization of capitalized interest and distributed income of unconsolidated joint ventures to income from continuing operations before adjustment for equity in earnings of unconsolidated joint ventures and discontinued operations. Fixed charges consist of interest costs, whether expensed or capitalized, the amortization of debt issue costs, whether expensed or capitalized, capitalized interest and the interest factor of rental expense.

	Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	2.1	4.1x	4.6x	2.1x	2.9x
Ratio of earnings to combined fixed charges and preferred unit distributions	2.1	4.1x	4.6x	2.1x	2.9x

USE OF PROCEEDS

We intend to contribute all of the proceeds from the sale of securities of the Company to the Operating Partnership. Unless otherwise described in the applicable prospectus supplement, the Operating Partnership intends to use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include the development or the acquisition of additional portfolio properties as suitable opportunities arise, the expansion and improvement of certain centers in the Operating Partnership’s portfolio, and the repayment of certain secured or unsecured indebtedness outstanding at such time.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

General

The following description of the terms of the debt securities sets forth certain general terms and provisions of our debt securities to which any prospectus supplement may relate. The particular terms of the debt securities being offered, the extent, if any, to which such general provisions may apply to our debt securities and any modifications of or additions to the general terms of the debt securities will be described in the prospectus supplement relating to such debt securities.

The debt securities will be issued by the Operating Partnership and, except as noted in the following sentence, will be guaranteed by the Company. If the Operating Partnership issues non-convertible investment grade debt securities, the applicable prospectus supplement will provide whether the securities are guaranteed by the Company. The Company will not issue debt securities. The senior debt securities will be issued under an indenture, dated as of March 1, 1996 between the Operating Partnership, the Company and U.S. Bank, National Association (as successor in interest to State Street Bank and Trust Company), as trustee, and the subordinated debt securities are to be issued under an indenture to be dated as of a date on or prior to the first issuance of subordinated debt securities, as supplemented from time to time, between the Operating Partnership, the Company and U.S. Bank, National Association, as trustee. The original senior indenture, dated as of March 1, 1996, was filed on the Company’s Registration Statement on Form S-3, dated April 12, 1996. The senior indenture was subsequently supplemented by a First Supplemental Indenture, which was filed on the Company’s Current Report on Form 8-K dated March 11, 1996, Second Supplemental Indenture, which was filed on the Company and the Operating Partnership’s Current Reports on Form 8-K dated October 29, 1997, Third Supplemental Indenture, which was filed on the Company and the Operating Partnership’s Current Reports on Form 8-K dated February 16, 2001, Fourth Supplemental Indenture, which was filed on the Company and the Operating Partnership’s Annual Reports on Form 10-K for the year ended December 31, 2006, Fifth Supplemental Indenture, which was filed on the Company and the Operating Partnership’s Annual Reports on Form 10-K for the year ended December 31, 2006, Sixth Supplemental Indenture, which was filed as Exhibit 4.13 to the Company’s Registration Statement on Form S-3 dated July 2, 2009, Seventh Supplemental Indenture, which was filed on the Company and the Operating Partnership’s Current Report on Form 8-K dated June 7, 2010, Eighth Supplemental Indenture, which was filed on the Company and the Operating Partnership’s Current Report on Form 8-K dated November 25, 2013, Ninth Supplemental Indenture, which was filed on the Company and the Operating Partnership’s Current Report on Form 8-K dated November 21, 2014, Tenth Supplemental Indenture, which was filed on the Company and the Operating Partnership’s Current Report on Form 8-K dated August 8, 2016 and which was amended by the First Amendment to the Tenth Supplemental Indenture, which was filed on the Company and the Operating Partnership’s Current Report on Form 8-K dated October 13, 2016, and Eleventh Supplemental Indenture, which was filed on the Company and the Operating Partnership’s Current Report on Form 8-K dated July 3, 2017. The form of the subordinated indenture was filed as an exhibit to the Amendment No. 1 to the Registration Statement on Form S-3 dated January 23, 1996.

The indentures are subject to, and governed by, the Trust Indenture Act of 1939, as amended, or the TIA. The statements made hereunder relating to the indentures and the debt securities to be issued thereunder are summaries of certain provisions of those agreements and are not complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indentures and such debt securities.

The debt securities will be direct, unsecured obligations of the Operating Partnership. The indebtedness represented by the senior debt securities will rank equally with all other unsecured and unsubordinated indebtedness of the Operating Partnership. The indebtedness represented by the subordinated debt securities will be subordinated in right of payment to the prior payment in full of all senior indebtedness of the Operating Partnership (including the senior debt securities) as described under “Subordination” below. The indentures provide or will provide that the debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the general partner of the Operating Partnership or as established in one or more indentures supplemental to the indenture. All debt securities of one series need not be issued at the same time and may vary as to interest rate or formula, maturity and other provisions and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series.

The indentures provide or will provide that we may, but need not, designate more than one trustee for the indenture, each with respect to one or more series of the debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of the debt securities, and a successor trustee may be appointed to act with respect to that series. If two or more persons are acting as trustee to different series of our debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee and, except as otherwise indicated in this prospectus, any action taken by a trustee may be taken by that trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

This summary sets forth certain general terms and provisions of the indentures, the debt securities and the related guarantees. For a detailed description of a specific series of debt securities and the related guarantees, you should consult the prospectus supplement for that series. The prospectus supplement may contain any of the following information where applicable:

(1)	the title of those debt securities;

(2)	the aggregate principal amount of those debt securities and any limit on the aggregate principal amount;

(3)	the percentage of the principal amount at which those debt securities will be issued and, if other than 100% of the principal amount thereof, the portion of the principal amount payable upon acceleration of the maturity;

(4)	the date or dates, or the method for determining the date or dates, on which the principal of (and premium, if any, on) those debt securities will be payable;

(5)	the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which those debt securities will bear interest, if any;

(6)	the date or dates, or the method for determining the date or dates, from which any interest will accrue, the dates upon which that interest will be payable, the record dates for payment of that interest, or the method by which any of those dates shall be determined, the persons to whom that interest shall be payable, and the basis upon which that interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(7)	the place or places where the principal of (and premium, if any) and interest, if any, on debt securities will be payable, where debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon the Operating Partnership or the Company, as applicable, relating to the debt securities, the applicable guarantees, if any, and the applicable indenture may be served;

(8)	the date or dates on which, the period or periods within which, the price or prices at which and the terms and conditions upon which those debt securities may be redeemed, as a whole or in part, at the option of the Operating Partnership, if the Operating Partnership is to have such an option;

(9)	the obligation, if any, of the Operating Partnership to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those debt securities of the Operating Partnership to offer to redeem, repay or purchase those debt securities, and the date or dates on which, the period or periods within which, the price or prices at which and the terms and conditions upon which such those debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to this obligation;

(10)	if other than U.S. dollars, the currency or currencies in which those debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(11)	whether the amount of payments of principal of (and premium, if any) or interest, if any, on those debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be, based on one or more currencies, currency units or composite currencies) and the manner in which those amounts shall be determined;

(12)	any additions to, modifications of or deletions from the terms of the events of default or covenants with respect to those debt securities;

(13)	whether those debt securities will be issued in certificated or book-entry form or both, and, if so, the identity of the depositary and the terms of the depositary arrangement for those debt securities;

(14)	whether those debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof if other than $5,000 and terms and conditions relating thereto;

(15)	the specific terms of the related guarantees, if any;

(16)	if the defeasance and covenant defeasance provisions of the applicable indenture for those debt securities are to be inapplicable, or any modifications to such provisions;

(17)	whether and under what circumstances the Operating Partnership will pay additional amounts as contemplated in the applicable indenture on those debt securities in respect of any tax, assessment or governmental charge and, if so, whether the Operating Partnership will have the option to redeem such debt securities in lieu of making such payment;

(18)	if other than the trustee, the identity of each security registrar and/or paying agent; and

(19)	any other terms of those debt securities not inconsistent with the provisions of the applicable indenture.

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Any material, special U.S. federal income tax, accounting and other considerations applicable to securities issued with original issue discount will be described in the applicable prospectus supplement.

Except as described in “—Merger, Consolidation or Sale” or as may be set forth in the applicable prospectus supplement, the indentures do not contain any provisions that would limit the ability of the Operating Partnership or the Company to incur indebtedness or that would afford holders of debt securities protection in the event of:

(1)	a highly leveraged or similar transaction involving the Operating Partnership, the management of the Operating Partnership or the Company, or any affiliate of any such party,

(2)	a change of control, or

(3)	a reorganization, restructuring, merger or similar transaction involving the Operating Partnership or the Company that may adversely affect the holders of the debt securities.

However, our organizational documents contain certain restrictions on ownership and transfers of our common shares and preferred shares that are designed to preserve our status as a REIT and may act to prevent or hinder a change of control. See “Description of Common Shares” and “Description of Preferred Shares.” In addition, subject to the limitations set forth under “—Merger, Consolidation or Sale,” the Operating Partnership or the Company may, in the future, enter into certain transactions, such as the sale of all or substantially all of its assets or the merger or consolidation of the Operating Partnership or the Company, that would increase the amount of the Operating Partnership’s indebtedness or substantially reduce or eliminate the Operating Partnership’s assets, which may have an adverse effect on the Operating Partnership’s ability to service its indebtedness, including the debt securities.

Reference is made to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of the Company and the Operating Partnership that are described below, including any addition of a covenant or other provision providing event risk or similar protection. Reference is made to “—Certain Covenants” below and to the description of any additional covenants with respect to a series of Debt Securities in the applicable prospectus supplement. Except as otherwise described in the applicable prospectus supplement, compliance with such covenants generally may not be waived with respect to a series of debt securities by the Board of Directors of the Company as sole shareholder of the general partner of the Operating Partnership or by the trustee unless the holders of at least a majority in principal amount of all outstanding debt securities of such series consent to such waiver, except to the extent that the defeasance and covenant defeasance provisions of the indenture described under “—Discharge, Defeasance and Covenant Defeasance” below apply to such series of debt securities. See “—Modification of the Indenture.”

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series which are registered securities, other than registered securities issued in book-entry form (which may be in any denomination) will be issuable in denominations of $1,000 and integral multiples thereof, and the debt securities which are bearer securities, other than bearer securities issued in global form (which may be of any denomination), shall be issuable in denominations of $5,000.

Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the applicable trustee provided that, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to such person at an account maintained within the United States.

Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will forthwith cease to be payable to the holder on the applicable record date and may either be paid to the person in whose name such debt security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the applicable trustee, notice whereof shall be given to the holder of such debt security not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner, all as more completely described in the indenture.

Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and rank and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such debt securities at the corporate trust office of the applicable trustee referred to above. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer thereof at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable prospectus supplement refers to any transfer agent (in addition to the applicable trustee) initially designated by the Operating Partnership with respect to any series of debt securities, the Operating Partnership may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Operating Partnership will be required to maintain a transfer agent in each place of payment for such series. The Operating Partnership may at any time designate additional transfer agents with respect to any series of debt securities.

Neither the Operating Partnership nor the applicable trustee shall be required to:

(1)	issue, register the transfer of or exchange any debt securities if such debt security may be among those selected for redemption during a period beginning at the opening of business 15 days before selection of the debt securities to be redeemed and ending at the close of business on the day of such selection;

(2)	register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

(3)	issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale

Each indenture provides that the Operating Partnership or the Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that:

(1)	either the Operating Partnership or the Company, as the case may be, shall be the continuing entity, or the successor entity (if other than the Operating Partnership or the Company, as the case may be) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any) and interest on all of the debt securities issued under such indenture, in the case of any successor to the Operating Partnership, or the applicable guarantee, in the case of any successor to the Company and the due and punctual performance and observance of all of the covenants and conditions contained in such indenture and, as applicable, such debt securities or guarantees;

(2)	immediately after giving effect to such transaction no event of default, and no event which, after notice or the lapse of time, or both, would become such an event of default, under such indenture shall have occurred and be continuing; and

(3)	an officer’s certificate and legal opinion covering such conditions shall be delivered to the applicable trustee.

Certain Covenants

Limitations on Incurrence of Indebtedness. The Operating Partnership will not, and will not permit any Subsidiary (as defined below) to, incur any Indebtedness (as defined below), other than Permitted Indebtedness (as defined below), if, immediately after giving effect to the incurrence of such additional Indebtedness, the aggregate principal amount of all outstanding Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is greater than 60% of the sum of:

(1)	the Operating Partnership’s Total Assets (as defined below) as of the end of the calendar quarter covered in the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Indebtedness; and

(2)	any increase in the Total Assets since the end of such quarter including, without limitation, any increase in Total Assets resulting from the incurrence of such additional Indebtedness (such increase together with the Total Assets being referred to as the “Adjusted Total Assets”).

In addition to the other limitations on the incurrence of Indebtedness, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness if, for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Indebtedness is to be incurred, the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) shall have been less than 1.5 to 1, on a pro forma basis after giving effect to the incurrence of such Indebtedness and to the application of the proceeds therefrom, and calculated on the assumption that:

(1)	such Indebtedness and any other Indebtedness incurred by the Operating Partnership or its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of such period;

(2)	the repayment or retirement of any other Indebtedness by the Operating Partnership or its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

(3)	any income earned as a result of any increase in Adjusted Total Assets since the end of such four-quarter period had been earned, on an annualized basis, during such period, and

(4)	in the case of an acquisition or disposition by the Operating Partnership or any Subsidiary or any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Indebtedness had incurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

In addition to the other limitations on the incurrence of Indebtedness, the Operating Partnership will not, and will not permit any Subsidiary to, incur any Secured Indebtedness (as defined below), whether owned at the date of the indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such additional Secured Indebtedness, the aggregate principal amount of all outstanding Secured Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis is greater than 40% of the Operating Partnership’s Adjusted Total Assets.

For purposes of this covenant, Indebtedness is deemed to be “incurred” by the Operating Partnership or its Subsidiaries on a consolidated basis whenever the Operating Partnership and its Subsidiaries on a consolidated basis shall create, assume, guarantee or otherwise become liable in respect thereof.

Restrictions on Dividends and Other Distributions. The Operating Partnership will not make any distribution, by reduction of capital or otherwise (other than distributions payable in securities evidencing interests in the Operating Partnership’s capital for the purpose of acquiring interests in real property or otherwise) unless, immediately after giving pro forma effect to such distribution:

(a)	no default under the indenture shall have occurred or be continuing; and

(b)	the aggregate sum of all distributions made after the date of the indenture shall not exceed the sum of:

(i)	95% of the aggregate cumulative Funds From Operations (as defined below) of the Operating Partnership accrued on a cumulative basis from the date of the indenture until the end of the last fiscal quarter prior to the contemplated payment, and

(ii)	the aggregate Net Cash Proceeds (as defined below) received by the Operating Partnership after the date of the indenture from the issuance and sale of Capital Stock (as defined below) of the Operating Partnership or the Company to the extent such proceeds are contributed to the Operating Partnership;

provided, however, that the foregoing limitation in clauses (a) and (b) shall not apply to any distribution or other action which is necessary to maintain the Company’s status as a REIT under the Code, if the aggregate principal amount of all outstanding Indebtedness of the Company and the Operating Partnership on a consolidated basis at such time is less than 60% of Adjusted Total Assets.

Notwithstanding the foregoing, the Operating Partnership will not be prohibited from making the payment of any distribution within 30 days of the declaration thereof if at such date of declaration such payment would have complied with the provisions of the immediately preceding paragraph.

Existence. Except as permitted under “—Merger, Consolidation or Sale,” each of the Company and the Operating Partnership will be required to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that neither the Company nor the Operating Partnership shall be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the holders of the Debt Securities.

Maintenance of Centers. Each of the Company and the Operating Partnership will be required to cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company and the Operating Partnership may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Operating Partnership, the Company and its Subsidiaries shall not be prevented from closing, selling or otherwise disposing for value their respective properties except as otherwise provided in “—Merger, Consolidation or Sale.”

Insurance. The Company and the Operating Partnership will be required to, and will be required to cause each of its respective Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility.

Payment of Taxes and Other Claims. Each of the Company and the Operating Partnership will be required to pay or discharge or cause to be paid or discharged, before the same shall become delinquent,

(1)	all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of it or any Subsidiary; and

(2)	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Operating Partnership, the Company or any Subsidiary; provided, however, that neither the Company nor the Operating Partnership shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of Financial Information. Whether or not the Operating Partnership or the Company is subject to Section 13 or 15(d) of the Exchange Act and for so long as any debt securities are outstanding, the Company and the Operating Partnership will, to the extent permitted under the Exchange Act, be required to file with the Commission the annual reports, quarterly reports and other documents which the Company and the Operating Partnership would have been required to file with the Commission pursuant to such Section 13 or 15(d) of the Exchange Act (the “Financial Statements”) if the Company and the Operating Partnership were so subject, such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Company and the Operating Partnership would have been required so to file such documents if the Company and the Operating Partnership were so subject.

The Company and the Operating Partnership will also in any event,

(x)	within 15 days of each Required Filing Date,

(1)	transmit by mail to all holders of debt securities, as their names and addresses appear in the Security Register, without cost to such holders copies of the annual reports and quarterly reports which the Company and the Operating Partnership would have been required to file with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act if the Company and the Operating Partnership were subject to such Sections, and

(2)	file with the applicable trustee, copies of the annual reports, quarterly reports and other documents which the Company and the Operating Partnership would have been required to file with the

Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company and the Operating Partnership were subject to such Sections, and

(y)	if filing such documents by the Company and the Operating Partnership with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder.

Definitions Used For the Debt Securities

As used herein,

“Annual Service Charge” as of any date means the amount which is expensed or capitalized in the immediately preceding four fiscal quarter periods for interest on Indebtedness, excluding amounts relating to the amortization of deferred financing costs.

“Capital Stock” of any person means any and all shares, interests, rights to purchase warrants, options, participations, rights in or other equivalents (however designated) of such person’s capital stock or other equity participations, including partnership interests, whether general or limited, in such person, including any preferred stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or hereafter issued.

“Consolidated Income Available for Debt Service” for any period means Consolidated Net Income of the Operating Partnership and its Subsidiaries,

(1)	plus amounts which have been deducted for

(a)	interest on Indebtedness of the Operating Partnership and its Subsidiaries,

(b)	provision for taxes of the Operating Partnership and its Subsidiaries based on income,

(c)	amortization of debt discount,

(d)	depreciation and amortization,

(e)	the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period,

(f)	amortization of deferred charges, and

(g)	provisions for or realized losses on properties,

(2)	less amounts which have been included for gains on properties.

“Consolidated Net Income” for any period means the amount of consolidated net income (or loss) of the Operating Partnership and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Funds from Operations,” or FFO, means for any period the Consolidated Net Income of the Operating Partnership and its Subsidiaries for such period without giving effect to depreciation and amortization uniquely significant to real estate, gains or losses from extraordinary items, gains or losses on sales of real estate, gains or losses with respect to the disposition of investments in marketable securities and any provision/benefit for income taxes for such period, plus the allocable portion, based on the Operating Partnership’s ownership interest, of funds from operations of unconsolidated joint ventures, all determined on a consistent basis.

“Indebtedness” means any indebtedness, whether or not contingent, in respect of

(1)	borrowed money evidenced by bonds, notes, debentures or similar instruments,

(2)	indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property,

(3)	the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable, or

(4)	any lease of property as lessee which would be reflected on a consolidated balance sheet as a capitalized lease in accordance with GAAP, in the case of items of indebtedness under (1) through (3) above to the extent that any such items (other than letters of credit) would appear as a liability on a consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person.

“Net Cash Proceeds” means the proceeds of any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Operating Partnership or any Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Permitted Indebtedness” means Indebtedness of the Operating Partnership, the Company or any Subsidiary owing to any Subsidiary, the Company or the Operating Partnership pursuant to an intercompany note, provided that such Indebtedness is expressly subordinated in right of payment to the Securities; provided further that any disposition, pledge or transfer of such Indebtedness to a Person (other than the Operating Partnership or another Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Operating Partnership, the Company or a Subsidiary, as the case may be, and not Permitted Indebtedness as defined herein.

“Secured Indebtedness” means any Indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or security interest of any kind upon any property of the Operating Partnership or any Subsidiary.

“Subsidiary” means any entity of which at the time of determination the Operating Partnership or one or more other Subsidiaries owns or controls, directly or indirectly, more than 50% of the shares of Voting Stock.

“Total Assets” as of any date means the sum of (1) Undepreciated Real Estate Assets and (2) all other assets of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP (but excluding intangibles and accounts receivables).

“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate assets of the Operating Partnership and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

“Voting Stock” means stock having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees (or persons performing similar functions), provided that stock that carries only the right to vote conditionally on the happening of an event shall not be considered Voting Stock.

Additional Covenants

Any additional or different covenants of the Company and the Operating Partnership with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.

Events of Default, Notice and Waiver

Under each indenture, an event of default with respect to any series of debt securities issuable thereunder means any one of the following events:

(1)	default for 30 days in the payment of any installment of interest on any debt security of any series when due and payable;

(2)	default in the payment of the principal of (or premium, if any, on) any debt security of such series at its maturity;

(3)	default in making any sinking fund payment as required for any debt security of such series;

(4)	default in the performance, or breach, of any covenant or warranty contained in the applicable indenture (other than a covenant added to the applicable indenture solely for the benefit of a series of debt securities issued thereunder other than that series), continued for 60 days after written notice as provided in the applicable indenture;

(5)	default in the payment of an aggregate principal amount exceeding $5,000,000 of any evidence of recourse indebtedness of the Operating Partnership or the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled;

(6)	failure of the Operating Partnership or the Company within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order in excess of $5,000,000 which is not stayed on appeal or contested in good faith;

(7)	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company, the Operating Partnership or any Significant Subsidiary (as defined in Regulation S-X promulgated under the Securities Act) or either of its property; and

(8)	any other event of default provided with respect to a particular series of debt securities of the Operating Partnership.

If an event of default with respect to debt securities of any series at the time outstanding (other than one for certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee as described above, which event of default shall result in an automatic acceleration) occurs and is continuing, then the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all of the debt securities of that series to be due and payable immediately by written notice thereof to the Operating Partnership and the guarantor (and to the applicable trustee if given by the holders).

However, at any time after the declaration of acceleration with respect to debt securities of a series (or of all debt securities then outstanding under the applicable indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of that series (or of all debt securities then outstanding under such indenture, as the case may be) may rescind and annul such acceleration and its consequences if:

(1)	the Operating Partnership or the guarantor had paid or deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under such indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

(2)	all events of default, other than the non-payment of accelerated principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under such indenture, as the case may be) have been cured or waived as provided in such indenture.

The indentures also provide or will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default:

(1)	in the payment of the principal of (or premium, if any) or interest on any debt security of such series, or

(2)	in respect of a covenant or provision contained in such indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

Each indenture requires or will require each trustee to give notice of a default under the indenture to all holders of debt securities within 90 days, unless the default shall have been cured or waived, subject to certain exceptions; provided, however, that the trustee shall be protected in withholding notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series) if specified responsible officers of the trustee consider withholding the notice to be in that holders’ interest.

Each indenture provides or will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity inconsistent with the written request has been given to the trustee during the 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on those debt securities at the respective due dates thereof.

Each indenture provides or will provide that, subject to provisions in the Trust Indenture Act of 1939 relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of the debt securities then outstanding under the indenture, unless those holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee; provided that the direction shall not conflict with any rule of law or the indenture, and provided further that the trustee may refuse to follow any direction that may involve the trustee in personal liability or that may be unduly prejudicial to the holders of debt securities of that series not joining in the direction to the trustee.

Within 120 days after the close of each fiscal year, the Operating Partnership and the guarantor must deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture

Modifications and amendments of any indenture may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities of each series issued under the indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

(1)	change the stated maturity of the principal of, or any installment of interest (or premium, if any) on, any debt security;

(2)	reduce the principal amount of, or the rate (or manner of calculation of the rate) or amount of interest on, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon acceleration of the maturity thereof or would be provable in bankruptcy;

(3)	change the place of payment, or the coin or currency, for payment of principal of, or premium, if any, or interest on, any debt security;

(4)	impair the right to institute suit for the enforcement of any payment right with respect to any debt security;

(5)	change any redemption or repayment provisions applicable to any debt security;

(6)	reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in such indenture;

(7)	modify or affect in any manner adverse to the holders the terms and conditions of the obligations of the guarantor under the related guarantees in respect of the payment of principal (and premium, if any) and interest on any guaranteed securities;

(8)	make any change that adversely affects any right to exchange any debt security;

(9)	in the case of subordinated debt securities, modify any of the subordination provisions in a manner adverse to the holders thereof; or

(10)	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holder of each outstanding debt security.

The holders of not less than a majority in principal amount of a series of outstanding debt securities have the right insofar as that series is concerned, to waive compliance by the Operating Partnership and the guarantor with certain covenants relating to that series of debt securities in the applicable indenture.

Modifications and amendments of each indenture may be made by the Operating Partnership, the Company and the applicable trustee without the consent of any holder of debt securities for any of the following purposes:

(1)	to evidence the succession of another person to the Operating Partnership as obligor under the debt securities issuable under the applicable indenture or the Company as guarantor under the applicable guarantees;

(2)	to add to the covenants of the Operating Partnership or the Company for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Operating Partnership or the Company;

(3)	to add events of default for the benefit of the holders of all or any series of debt securities issuable under each indenture;

(4)	to add or change certain provisions of the applicable indenture relating to certain debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series issuable under such indenture in any material respect;

(5)	to secure the debt securities;

(6)	to establish the form or terms of debt securities of any series;

(7)	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

(8)	to cure any ambiguity, defect or inconsistency in the applicable indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issuable under any indenture in any material respect;

(9)	to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that this action shall not adversely affect the interests of the holders of the debt securities of any series issuable under such indenture in any material respect;

(10)	to effect the assumption by the guarantor or a subsidiary thereof to the debt securities then outstanding under the applicable indenture; or

(11)	to amend or supplement any provisions of the applicable indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the holders of any debt securities then outstanding under any indenture.

Each indenture provides or will provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities:

(1)	the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

(2)	the principal amount of a debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such debt security of the amount determined as provided above);

(3)	the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security in the applicable indenture; and

(4)	debt securities owned by the Operating Partnership, the Company or any other obligor upon the debt securities or any affiliate of the Operating Partnership, the Company or of such other obligor shall be disregarded.

Each indenture contains or will contain provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the applicable trustee, and also, upon request, by the Operating Partnership, the Company (in respect of a series of guaranteed securities) or request of the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in the indenture. Except for any consent or waiver that must be given by the holder of each debt security affected by the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at a meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.

Subordination

Upon any distribution of assets of the Operating Partnership upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on subordinated debt securities is to be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all senior indebtedness, but the obligation of the Operating Partnership to make payment of the principal (and premium, if any) and interest on the subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), or interest, may be made on the subordinated debt securities at any time unless full payment of all amounts due in respect of the senior indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any such payment by the Operating Partnership is received by the trustee or the holders of any of the subordinated debt securities before all senior indebtedness is paid in full, such payment or distribution shall be paid over to the holders of the senior indebtedness or any representative on their behalf for application to the payment of all of the senior indebtedness remaining unpaid until all of the senior indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the senior indebtedness.

Subject to the payment in full of all senior indebtedness upon the payment or distribution of the Operating Partnership, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to the extent of payments made to the holders of the senior indebtedness out of the distributive share of the subordinated debt securities. By reason of subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Operating Partnership may recover more, ratably, than holders of the subordinated debt securities.

Senior indebtedness is defined in the subordinated indenture as the principal of (and premium, if any) and unpaid interest on indebtedness of the Operating Partnership (including indebtedness of others guaranteed by the Operating Partnership), whether outstanding on the date of the subordinated indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed (other than the subordinated debt securities issued under the subordinated indenture), unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not senior or prior in right of payment to the subordinated debt securities, and renewals, extensions, modifications and refundings of any such indebtedness.

Discharge, Defeasance and Covenant Defeasance

The Operating Partnership may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the applicable trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities in respect of principal (and premium, if any) and interest to the date of such deposit (if the debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

Each indenture provides or will provide that, unless the provisions of Section 402 thereto are made inapplicable to the debt securities of or within any series pursuant to Section 301 of the applicable indenture, the Operating Partnership may elect either to:

(1)	defease and discharge itself and, if applicable, to discharge the guarantor from any and all obligations with respect to debt securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charges with respect to payments on the debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust) (“defeasance”); or

(2)	release the Operating Partnership and the guarantor from certain obligations of the applicable indenture (including the restrictions described under “—Certain Covenants”) and if provided pursuant to Section 301 or Section 901 of the applicable indenture, their obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event or Default with respect to such debt securities of any series (“covenant defeasance”), in either case upon the irrevocable deposit by the Operating Partnership or the guarantor with the trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to those debt securities through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the scheduled due dates.

A trust may only be established if, among other things, the Operating Partnership or, if applicable, the guarantor has delivered to the applicable trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of those debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable indenture.

“Government Obligations” means securities that are (1) direct obligations of the United States of America or the government or governments in the confederation which issued the foreign currency in which the principal of or any premium or interest on the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or other government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or the other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by a custodian for the account of the holder of a depository receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable prospectus supplement, if after the Operating Partnership or the guarantor has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

(1)	the holder of a debt security of that series is entitled to, and does, elect pursuant to the applicable indenture or the terms of that debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of that debt security; or

(2)	a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made.

Then the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of that debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of such election or such Conversion Event based on the applicable market exchange rate. “Conversion Event” means the cessation of use of:

(1)	a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

(2)	the ECU, both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Community; or

(3)	any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable prospectus supplement, after the deposit of funds and/or Government Obligations referred to above, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

In the event the Operating Partnership effects a covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of certain events of default other than the event of default described in clause 4 under “—Events of Default, Notice and Waiver” with respect to sections no longer applicable to the debt securities or described in clause 8 thereunder with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which the debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. However, the Operating Partnership and the guarantor would remain liable to make payment of the amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting the defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

No Conversion or Exchange Rights

The debt securities will not be convertible into or exchangeable for any capital stock of the Company or equity interest in the Operating Partnership.

Global Securities

The debt securities of a series may be issued in whole or in part in book-entry form consisting of one or more global securities (the “Global Securities”) that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to that series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to that series.

Guarantees of Debt Securities

The debt securities will be issued by the Operating Partnership and if the Operating Partnership issues non-convertible investment grade debt securities, the applicable prospectus supplement will provide whether the securities are guaranteed by the Company. If so indicated in the applicable prospectus supplement (and except as provided in the next sentence) the Company, as guarantor, will unconditionally and irrevocably guarantee, on a senior or subordinated basis, the due and punctual payment of principal of, and premium, if any, and interest on, the debt securities, and the due and punctual payment of any sinking fund payments thereon, when and as the same shall become due and payable, whether at stated maturity, upon redemption or otherwise. The additional terms of any guarantee relating to a series of debt securities and whether the Company will guarantee non-convertible investment grade securities will be set forth in the applicable prospectus supplement. Guarantees will be unsecured obligations of the guarantor. Any right of payment of the holders of senior debt securities under the related guarantee will be prior to the right of payment of the holders of subordinated debt securities under the related guarantee, upon the terms set forth in the applicable prospectus supplement. The guarantees may be subordinated to other indebtedness and obligations of the guarantor to the extent set forth in the applicable prospectus supplement.

For any guarantee, reference is made to the applicable indenture and the applicable prospectus supplement for a description of the specific terms of that guarantee, including any additional covenants of the guarantor, the outstanding principal amount of indebtedness and other obligations, if any that will rank senior to such guarantee and, where applicable, subordination provisions of such guarantee.

DESCRIPTION OF COMMON SHARES

The Company has authority to issue 300,000,000 common shares, $0.01 par value per share. In this section, the terms “we,” “our” and “us” refer to the Company and not the Operating Partnership. As of February 14, 2018, we had 94,537,757 common shares outstanding.

General

The following description of our common shares sets forth certain general terms and provisions of our common shares to which any prospectus supplement may relate, including a prospectus supplement providing that our common shares will be issuable upon conversion of our preferred shares or upon the exercise of our common shares warrants. The statements below describing our common shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws.

Terms

Each of our outstanding common shares will be entitled to one vote on all matters presented to shareholders for a vote. Holders of our common shares will not have, or be subject to, any pre-emptive or similar rights.

Except for the election of a director to fill a vacancy on the board of directors, the election of directors by holders of one or more class or series of our preferred shares, or in the event of a contested election, directors will be elected by the holders of our common shares at each annual meeting of shareholders by a majority of the votes cast. In the event of a contested election, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election. Holders of our common shares will not have cumulative voting rights for the election of directors. A director may be removed by a majority of votes cast. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in a vote to remove him.

Our common shares will, when issued, be fully paid and non-assessable. Dividends and other distributions may be paid to the holders of our common shares if and when declared by the board of directors of the Company out of funds legally available therefor.

Under North Carolina law, shareholders are generally not liable for our debts or obligations. Payment and declaration of dividends on our common shares and purchases of our shares are subject to certain limitations under North Carolina law and will be subject to certain restrictions if we fail to pay dividends on one or more series of our preferred shares. See “Description of Preferred Shares.” If we were to experience a liquidation, dissolution or winding up, each of our common shares would, subject to the rights of any holders of our preferred shares to receive preferential distributions, be entitled to participate equally in the assets available for distribution to them after payment of, or adequate provision for, all our known debts and liabilities.

Restrictions on Ownership and Transfer

For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, actually or constructively, by five or fewer individuals during the last half of our taxable year. This requirement is referred to as the “five or fewer” requirement. For purposes of this five or fewer requirement, individuals include the entities that are set forth in Section 542(a)(2) of the Code. Attribution rules in the Code determine if any individual or entity constructively owns our stock under the “five or fewer” requirement. Our capital stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. In addition, rent from a related party tenant is not qualifying income for purposes of the gross income tests under the Code. A related party tenant is generally a tenant in which the REIT or an owner of 10% or more of the REIT owns, actually or constructively, 10% or more of the equity interests, by vote or value. To assist us in meeting these requirements, we may take certain actions to limit the actual, beneficial or constructive ownership by a single person or entity of our outstanding equity securities.

Subject to certain exceptions specified in our charter, no shareholder (other than Stanley K. Tanger, our founder and the deceased father of Steven B. Tanger, Steven B. Tanger, members of their families, affiliated entities and their transferees) may own, or be deemed to own by virtue of the constructive ownership provisions of the Code, more than 4% of our outstanding common shares. Our charter provides that Stanley K. Tanger, Steven B. Tanger, members of their families, affiliated entities and their transferees may acquire additional common shares, but may not acquire additional shares, such that the five largest beneficial owners of our common shares, taking into account the 4% limit and certain exemptions from such limit that the board of directors has granted to other shareholders, could hold more than 49% of our outstanding common shares. The constructive ownership rules are complex and may cause common shares owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 4% of our outstanding common shares (or the acquisition of an interest in an entity which owns our common shares) by an individual or entity could cause that individual or entity (or another individual or entity) to constructively own in excess of 4% of our outstanding common shares, and thus subject those common shares to the ownership limit in our charter.

If the board of directors shall at any time determine in good faith that a person intends to acquire or own, has attempted to acquire or own or may acquire or own common shares in the Company in violation of the above limit, the board of directors shall take such action as it deems advisable to refuse to give effect to, or to prevent such ownership or acquisition, including, but not limited to, the redemption of our common shares, refusal to give effect to the ownership or acquisition on our books or instituting proceedings to enjoin such ownership or acquisition.

The board of directors may waive the limit with respect to a particular shareholder if evidence satisfactory to the board of directors and our tax counsel is presented that such ownership will not then or in the future jeopardize our status as a REIT. As a condition of such waiver, the board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving our REIT status. If our common shares are issued in excess of the ownership limit in our charter, or if our shares are transferred in a way that would cause our shares to be beneficially owned by fewer than 100 persons, then the issuance or transfer shall be void, and the intended transferee will acquire no rights to our shares.

The ownership limits described above will be automatically removed if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT. Except as otherwise described above, any change in our ownership limits would require an amendment to our charter. Except for an amendment that would create dissenters’ rights, an amendment to our charter requiring shareholder approval will be adopted if the number of votes cast for it exceeds the number of votes cast against it at a shareholder meeting at which a quorum exists. In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of the REIT without the approval of the board of directors.

All certificates representing our common shares will bear a legend referring to the restrictions described above.

All persons who own a specified percentage (or more) of our outstanding capital shares must annually file an affidavit with us containing information regarding their ownership of our capital shares, as set forth in the applicable Treasury Regulations promulgated under the Code. Under current Treasury Regulations, the percentage is set between 0.5% and 5%, depending on the number of record holders of our capital shares. In addition, each shareholder shall upon demand be required to disclose to us in writing the information with respect to the direct, indirect and constructive ownership of our capital shares as the board of directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

Transfer Agent

The registrar and transfer agent for our common shares is Computershare Trust Company, NA.

Anti-Takeover Considerations

In addition to the above, our charter and bylaws contain provisions that could delay, defer, or prevent a change in control of the Company or management. These provisions could also discourage a proxy contest and make it more difficult for shareholders to elect directors and take other corporate actions. As a result, these provisions could limit the price that investors are willing to pay in the future for our common shares. Such provisions include, but are not limited to, the following:

•	Authorizing the board of directors to issue preferred shares;

•	Prohibiting cumulative voting in the election of directors;

•	Limiting the persons who may call special meetings of shareholders; and

•	Establishing advance notice requirements for nominations for election to the board of directors for proposing matters that can be acted on by shareholders at shareholder meetings.

DESCRIPTION OF COMMON SHARE WARRANTS

The Company may issue warrants to purchase its common shares. In this section, the terms “we,” “our” and “us” refer to the Company and not the Operating Partnership. These warrants may be issued independently or together with any other securities offered pursuant to any prospectus supplement and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants.

The applicable prospectus supplement will describe the specific terms of the warrants offered thereby, including, where applicable, the following:

(1)	the title of the warrants;

(2)	the aggregate number of the warrants;

(3)	the price or prices at which the warrants will be issued;

(4)	the designation, number and terms of the common shares purchasable upon exercise of the warrants;

(5)	the designation and terms of the other securities with which the warrants are issued and the number of the warrants issued with each security;

(6)	the date, if any, on and after which the warrants and the related common shares will be separately transferable;

(7)	the price at which each common shares purchasable upon exercise of the warrants may be purchased;

(8)	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

(9)	the minimum or maximum number of warrants which may be exercised at any one time;

(10)	information with respect to book-entry procedures, if any;

(11)	a discussion of certain material federal income tax considerations; and

(12)	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF PREFERRED SHARES

The Company is authorized to issue 1,000,000 Class A Preferred Shares, 8,000,000 Class B Preferred Shares, 8,000,000 Class C Preferred Shares, 8,000,000 Class D Preferred Shares, 4,000,000 Class E Preferred Shares, 4,000,000 Class F Preferred Shares, 4,000,000 Class G Preferred Shares and 4,000,000 Class H Preferred Shares. As of February 14, 2018, no preferred shares were outstanding. In this section, the terms “we,” “our” and “us” refer to the Company and not the Operating Partnership.

The following description of our preferred shares sets forth certain general terms and provisions of the preferred shares to which any prospectus supplement may relate. The statements below describing the preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter.

Subject to limitations prescribed by North Carolina law and our charter, the board of directors shall determine, in whole or in part, the preferences, limitations and relative rights of any class or series of our preferred shares, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion, and such other subjects or matters as may be determined by the board of directors. Such determination by the board of directors is subject to the following limitations: (1) the shares of any such other class of preferred shares may rank on parity with or junior to Class C Preferred shares but may not have rights or preferences with respect to distributions or to dissolution that are prior or superior to the Class C Preferred Shares and (2) the preferences, limitations and relative rights of such other class of preferred shares shall not otherwise alter or abolish a preferential right of the Class B Preferred Shares or of the Class C Preferred Shares.

The prospectus supplement relating to the preferred shares offered thereby will include specific terms of any preferred shares offered, including, if applicable:

(1)	the title of the preferred shares;

(2)	the number of preferred shares offered, the liquidation preference per share and the offering price of the preferred shares;

(3)	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred shares;

(4)	whether the preferred shares are cumulative or not and, if cumulative, the date from which dividends on the preferred shares shall accumulate;

(5)	the procedures for any auction and remarketing, if any, for the preferred shares;

(6)	the provision for a sinking fund, if any, for the preferred shares;

(7)	the provision for redemption, if applicable, of the preferred shares;

(8)	any listing of the preferred shares on any securities exchange;

(9)	the terms and conditions, if applicable, upon which the preferred shares will be convertible into common shares, including the conversion price (or manner of calculation thereof);

(10)	a discussion of federal income tax considerations applicable to the preferred shares;

(11)	any limitations on actual, beneficial or constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our REIT status;

(12)	the relative ranking and preferences of the preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

(13)	any limitations on issuance of any series or class of preferred shares ranking senior to or on a parity with such series or class of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

(14)	any other specific terms, preferences, rights, limitations or restrictions of the preferred shares.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred shares will rank, with respect to rights to the payment of dividends and distribution of our assets and rights upon our on, dissolution or winding up:

(1)	senior to all classes or series of common shares and to all equity securities ranking junior to the preferred shares stock rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up;

(2)	on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the preferred shares with respect to rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up; and

(3)	junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the preferred shares with respect to rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up.

For these purposes, the term “equity securities” does not include convertible debt securities.

Dividends

Holders of our preferred shares of each series or class shall be entitled to receive, when, as and if authorized and declared by our board of directors, out of our assets legally available for payment, dividends at rates and on dates and terms as will be set forth in the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on our stock transfer books on the record dates as shall be fixed by our board of directors.

Dividends on any series or class of our preferred shares may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to authorize a dividend payable on a dividend payment date on any series or class of preferred shares for which dividends are noncumulative, then the holders of such series or class of preferred shares will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series or class are declared or paid for any future period.

If any preferred shares of any series or class are outstanding, no full dividends shall be authorized or paid or set apart for payment on the preferred shares of any other series or class ranking, as to dividends, on a parity with or junior to the preferred shares of that series or class for any period unless:

(1)	the series or class of preferred shares has a cumulative dividend, then full cumulative dividends have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for such payment on the preferred shares of such series or class for all past dividend periods and the then current dividend period; or

(2)	the series or class of preferred shares does not have a cumulative dividend, then full dividends for the then current dividend period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for the payment on the preferred shares of such series or class.

When dividends are not paid in full (or a sum sufficient for the full payment thereof is not set apart) upon the preferred shares of any series or class and the shares of any other series or class of preferred shares ranking on a parity as to dividends with the preferred shares of that series or class, then all dividends authorized on preferred shares of that series or class and any other series or class of preferred shares ranking on a parity as to dividends with that preferred shares shall be authorized pro rata so that the amount of dividends authorized per share on the preferred shares of that series or class and such other series or class of preferred shares shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the preferred shares of such series or class (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred shares do not have a cumulative dividend) and such other series or class of preferred shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred shares of such series or class that may be in arrears.

Except as provided in the immediately preceding paragraph, unless:

(1)	in the case of a series or class of preferred shares that has a cumulative dividend, full cumulative dividends on the preferred shares of such series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; and

(2)	in the case of a series or class of preferred shares that does not have a cumulative dividend, full dividends on the preferred shares of such series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, then no dividends (other than in the common shares or other shares of ours ranking junior to the preferred shares of that series or class as to dividends and as to the distribution of assets upon liquidation, dissolution or winding up of the Company) shall be authorized or paid or set aside for payment nor shall any other distribution be authorized or made on the common shares or any other class or series of shares of ours ranking junior to or on a parity with the preferred shares of that series or class as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Company, nor shall any common shares or any other shares of ours ranking junior to or on a parity with the preferred shares of that series or class as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Company be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by us (except by conversion into or exchange for other shares of ours ranking junior to the preferred shares of that series or class as to dividends and as to the distribution of assets upon liquidation, dissolution or winding up of the Company); provided, however, that the foregoing shall not prevent the purchase or acquisition of our shares to preserve our status as a REIT for federal and/or state income tax purposes.

Any dividend payment made on shares of a series or class of preferred shares shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of that series or class that remains payable.

If we properly designate any portion of a dividend as a “capital gain dividend,” a holder’s share of such capital gain dividend will be an amount which bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to such holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of our shares for the year.

Redemption

If the applicable prospectus supplement so states, the preferred shares will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case on the terms, at the times and at the redemption prices set forth in that prospectus supplement.

The prospectus supplement relating to a series or class of preferred shares that is subject to mandatory redemption will specify the number of preferred shares that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon (which shall not, if such preferred shares does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any series or class is payable only from the net proceeds of the issuance of our shares, the terms of that preferred shares may provide that, if no such shares shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred shares shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, unless:

(1)	in the case of a the series or class of preferred shares that has a cumulative dividend, full cumulative dividends on all outstanding shares of such series or class of preferred shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; and

(2)	in the case of a series or class of preferred shares that does not have a cumulative dividend, full dividends on the preferred shares of that series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, then no shares of that series or class of preferred shares shall be redeemed unless all outstanding preferred shares of that series or class are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred shares of that series or class to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of that series or class; or

(3)	in the case of a series or class of preferred shares that has a cumulative dividend, full cumulative dividends on all outstanding shares of that series or class of preferred shares have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; and

(4)	in the case of a series or class of preferred shares that does not have a cumulative dividend, full dividends on the preferred shares of that series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, we shall not purchase or otherwise acquire directly or indirectly any shares of preferred shares of such series or class (except by conversion into or exchange for shares of ours ranking junior to the preferred shares of that series or class as to dividends and upon liquidation, dissolution and winding up of the Company); provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred shares of such series or class to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of that series or class.

If fewer than all the outstanding preferred shares of any series or class are to be redeemed, the number of shares to be redeemed will be determined by us and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us.

Notice of redemption will be mailed at least 30, but not more than 60, days before the redemption date to each holder of record of a preferred share of any series or class to be redeemed at the address shown on our stock transfer books, and notice of redemption will also be given by publication in The Wall Street Journal or, if such newspaper is not then being published, another newspaper of general circulation in The City of New York, such publication to be made at least once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. Each notice shall state:

(1)	The redemption date;

(2)	The number of shares and series or class of the preferred shares to be redeemed;

(3)	The redemption price;

(4)	The place or places (which shall include a place in the Borough of Manhattan, The City of New York) where certificates for the preferred shares are to be surrendered for payment of the redemption price;

(5)	That dividends on the shares to be redeemed will cease to accumulate on the redemption date; and

(6)	The date on which the holder’s conversion rights, if any, as to those shares shall terminate.

If fewer than all the preferred shares of any series or class are to be redeemed, the notice mailed to each holder thereof shall also specify the number of preferred shares to be redeemed from each holder and, upon redemption, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. If notice of redemption of any preferred shares has been given and if the funds necessary for the redemption have been irrevocably set aside by us in trust for the benefit of the holders of any preferred shares so called for redemption, then from and after the redemption date dividends will cease to accrue on the preferred shares, the preferred shares shall no longer be deemed outstanding and all rights of the holders of the shares will terminate, except the right to receive the redemption price. In order to facilitate the redemption of preferred shares of any series or class, the board of directors may fix a record date for the determination of shares of the series or class of preferred shares to be redeemed.

Notwithstanding the foregoing, the persons who were holders of record of shares of any class or series of preferred shares at the close of business on a record date for the payment of dividends will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the redemption of those shares after the record date and on or prior to the dividend payment date or our default in the payment of the dividend due on that dividend payment date. In that case, the amount payable on the redemption of those preferred shares would not include that dividend. Except as provided in the preceding sentence and except to the extent that accrued and unpaid dividends are payable as part of the redemption price, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of preferred stock called for redemption.

Subject to applicable law and the limitation on purchases when dividends on a series or class of preferred shares are in arrears, we may, at any time and from time to time, purchase any shares of such series or class of preferred shares in the open market, by tender or by private agreement.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, then, before any distribution or payment will be made to the holders of common shares or any other series or class of shares ranking junior to any series or class of the preferred shares in the distribution of assets upon any liquidation, dissolution or winding up, the holders of that series or class of preferred shares shall be entitled to receive, out of our assets but subject to the preferential rights of the holders of shares of any class or series of our shares ranking senior to such series or class of preferred shares with respect to our distribution of assets of liquidation, dissolution or winding up legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred shares do not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. If, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series or class of preferred shares and the corresponding amounts payable on all shares of other classes or series of shares of the Company ranking on a parity with that series or class of preferred shares in the distribution of assets upon liquidation, dissolution or winding up, then the holders of that series or class of preferred shares and all other such classes or series of capital shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions shall have been made in full to all holders of any series or class of preferred shares, our remaining assets will be distributed among the holders of any other classes or series of shares ranking junior to that series or class of preferred shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For those purposes, the consolidation or merger of us with or into any other entity, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Voting Rights

Except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement, holders of preferred shares will not have any voting rights.

Unless provided otherwise for any class or series of preferred shares, so long as any preferred shares remains outstanding, whenever dividends on any preferred shares shall be in arrears for six or more quarterly periods, regardless of whether such quarterly periods are consecutive, the holders of preferred shares (voting separately as a class with all other class or series of cumulative preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors at a special meeting called by an officer of the company at the request of a holder of the class or series of preferred shares or, if the special meeting is not called by an officer of the company within 30 days, at a special meeting called by a holder of the class or series of preferred shares designated by the holders of record of at least 10% of any class or series of preferred shares so in arrears (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent meeting until:

(1)	if such class or series of Preferred Shares has a cumulative dividend, all dividends accumulated on such Preferred Shares for the past dividend periods and the then current dividend period shall have been fully paid or declared and irrevocably set apart for payment or

(2)	if such class or series of Preferred Shares does not have a cumulative dividend, four consecutive quarterly dividends are paid or declared and irrevocably set apart for payment. In such case, the entire Board of Directors of the Company will be increased by two directors.

Unless provided otherwise in the applicable prospectus supplement, for any class or series of preferred shares, so long as any preferred shares remains outstanding, the company shall not, without the affirmative vote or consent of the holders of at least 66 2/3% of the shares of each class or series of preferred shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (with each class or series of preferred shares that is affected by the following voting separately as a class):

(1)	authorize or create, or increase the authorized or issued amount of, any class or series of equity securities ranking senior to such class or series of preferred shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company or reclassify any authorized securities of the Company into any such equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities; or

(2)

amend, alter or repeal the provisions of the charter including the articles supplementary for such class or series of preferred shares, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such class or series of preferred shares or the holders thereof; provided, however, that any increase in the amount of the authorized preferred shares or the creation or issuance of any other class or series of preferred shares, or any increase in the amount of authorized shares of such class or series or any other class or series of preferred shares, in each case ranking on a parity with or junior to the preferred shares of such class or series with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the company, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such class or series of preferred shares shall have been redeemed or called for redemption and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

Under the North Carolina Business Corporation Act, the holders of outstanding Series A Preferred Shares are entitled to vote as a separate voting group (if shareholder voting is otherwise required by that Act and even though the charter provides that such shares are nonvoting shares) on a proposed amendment to our charter if the amendment would affect the Series A Preferred Shares in ways specified in that Act, including an increase or decrease in the number of authorized Series A Preferred Shares, a change in the designation, rights, preferences or limitations of all or part of the Series A Preferred Shares or the creation of a new class of stock having rights or preferences with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the company that are prior, superior or substantially equal to the rights of the Series A Preferred Shares.

Conversion Rights

The terms and conditions, if any, upon which shares of any class or series of preferred shares are convertible into common shares will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or the option of the holders of the preferred shares, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of preferred shares.

Restrictions on Ownership and Transfer

As discussed above under “Description of Common Shares—Restrictions on Ownership and Transfer,” for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, actually or constructively, by five or fewer individuals during the last half of a taxable year. This requirement is referred to as the “five or fewer” requirement. For purposes of this five or fewer requirement, individuals include the entities that are set forth in Section 542(a)(2) of the Code. Attribution rules in the Code determine if any individual or entity constructively owns our stock under the “five or fewer” requirement. Our capital stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. In addition, rent from related party tenants is not qualifying income for purposes of the gross income tests under the Code. A related party tenant is generally a tenant in which the REIT or an owner of 10% or more of the REIT owns, actually or constructively, 10% or more of the equity interests, by vote or value. Therefore, with regards to our charter each class or series of preferred shares will contain provisions restricting the ownership and transfer of the preferred shares. Except as otherwise described in the applicable prospectus supplement relating thereto, the provisions of our charter relating to the ownership limit for any class or series of preferred shares will provide as follows:

Our preferred share ownership limit provision will provide that, subject to certain exceptions, no holder of preferred shares may own, or be deemed to own by virtue of the constructive ownership provisions of the Code, preferred shares in excess of the lesser of:

(1)	9.8% of the outstanding preferred shares of any class or series;

(2)	if the preferred shares are convertible into common shares, an amount of preferred shares which, if so converted at a time when all outstanding convertible shares were converted into common shares, would cause any person to own, actually or constructively, common shares in violation of the ownership limit or the existing holder limit;

(3)	an amount of preferred shares which would result in us being “closely held” under Section 856(h) of the Code (without regard to whether the preferred shares are held during the last half of a taxable year) or would otherwise result in our failing to qualify as a REIT; or

(4)	an amount of preferred shares which would cause any person (other than Stanley K. Tanger, Steven B. Tanger and certain members of their families and affiliates) to own, actually or constructively, more than 9.8% of the value of our outstanding capital shares (in the aggregate).

The constructive ownership rules are complex and may cause preferred shares owned actually or constructively by a group of related individuals and/or entities to be deemed to be actually or constructively owned by one individual or entity. As a result, the acquisition of preferred shares (or the acquisition of an interest in any entity which owns our preferred shares or common shares) by an individual or entity could cause that individual or entity (or another individual or entity) to constructively own preferred shares in excess of the preferred share ownership limit.

The board of directors will be entitled to waive the preferred share ownership limit with respect to a particular shareholder if evidence satisfactory to the board of directors and our tax counsel is presented that such ownership will not then or in the future jeopardize our status as a REIT. As a condition of such waiver, the board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving our REIT status.

All certificates representing preferred shares will bear a legend referring to the restrictions described above.

All persons who own a specified percentage (or more) of our outstanding capital shares must annually file an affidavit with us containing information regarding their ownership of shares as set forth in the applicable Treasury Regulations. Under current Treasury Regulations, the percentage is set between 0.5% and 5%, depending on the number of record holders of capital shares. In addition, each shareholder shall upon demand be required to disclose to us in writing the information with respect to the direct, indirect, and constructive ownership of our capital shares as the board of directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

DESCRIPTION OF DEPOSITARY SHARES

General

The Company may issue depositary receipts for depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our preferred shares, as specified in the applicable prospectus supplement. In this section, the terms “we,” “our” and “us” refer to the Company and not the Operating Partnership. Preferred shares of each class or series represented by depositary shares will be deposited under a separate deposit agreement among the Company, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred shares represented by the depositary shares evidenced by the depositary receipt, to all the rights and preferences of the preferred shares represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred shares to the preferred shares depositary, we will cause the preferred share depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the following summary is qualified in its entirety by reference thereto.

Dividends and Other Distributions

The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of the depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depositary.

In the event of a distribution other than in cash, the preferred share depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depositary, unless the preferred share depositary determines that it is not feasible to make such distribution, in which case the preferred share depositary may, with our approval sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal

Upon surrender of the depositary receipts at the corporate trust office of the preferred share depositary (unless the related depositary shares have previously been called for redemption or converted), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by the depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred shares on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred shares to be withdrawn, the preferred share depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption

Whenever we redeem preferred shares held by the preferred share depositary, the preferred share depositary will redeem as of the same redemption date the number of depositary shares representing the preferred shares so redeemed, provided us shall have paid in full to the preferred share depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the related fractional interest of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in the automatic redemption of the preferred shares or the automatic conversion of preferred shares into excess preferred shares which are transferred to a charitable trust.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts are entitled upon such redemption upon surrender thereof to the preferred share depositary.

Voting

Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the preferred share depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred shares. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred share depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred share depositary will vote the number of preferred shares represented by such depositary shares in accordance with such instructions, and we have agreed to take all reasonable action which may be deemed necessary by the preferred share depositary in order to enable the preferred share depositary to do so. The preferred share depositary will abstain from voting the number of preferred shares represented by the depositary shares to the extent that it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred share depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred share depositary.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fractional interest of the liquidation preference accorded each preferred share represented by the depositary share evidenced by the depositary receipt, as set forth in the applicable prospectus supplement.

Conversion

The depositary shares, as such, are not convertible or exchangeable into our common shares or any other securities or property, except in connection with certain conversions in connection with the preservation of our status as a REIT. Nevertheless, if the preferred shares represented by the depositary shares are specified in the applicable prospectus supplement to be convertible into common shares or other preferred shares, the depositary receipts evidencing such depositary shares may be surrendered by holders thereof to the preferred share depositary with written instructions to the preferred share depositary to instruct us to cause conversion of the preferred shares into whole common shares or other preferred shares (including excess preferred shares), and we have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion, and if such conversion will result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of our common shares on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

The depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between the Company and the preferred share depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the depositary agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the depositary receipt or deposit agreement, as the case may be, as amended thereby.

We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the preferred share depositary if:

(1)	the termination is necessary to preserve our status as a REIT; or

(2)	a majority of each series of preferred shares affected by termination consents to such termination, whereupon the preferred share depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the preferred share depositary with respect to each depositary receipt.

We have agreed that if the deposit agreement is terminated to preserve the our status as a REIT, then we will use our best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if:

(1)	all outstanding depositary shares shall have been redeemed;

(2)	there shall have been a final distribution in respect of the related preferred shares in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing the preferred shares; or

(3)	all outstanding preferred shares shall have been converted into common shares or other preferred shares.

Charges of Preferred Share Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred share depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay certain other transfer and other taxes and governmental charges, as well as the fees and expenses of the preferred share depositary for any duties requested by such holder to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred share depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred share depositary, any resignation or removal to take effect upon the appointment of a successor preferred share depositary. A successor preferred share depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred share depositary will forward to holders of depositary receipts any reports and communications from us which are received by it with respect to the related preferred shares.

Neither we nor the preferred share depositary will be liable if prevented or delayed, by law or any circumstances beyond its control, from performing its obligations under the deposit agreement. Our obligations, and the preferred share depositary under the deposit agreement will be limited to performing the duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred share depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or any preferred shares represented thereby unless satisfactory indemnity is furnished. We and the Preferred Share Depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred share depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred share depositary shall be entitled to act on such claims, requests or instructions received from us.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO TANGER FACTORY OUTLET CENTERS, INC. OF ITS REIT ELECTION

The following is a general summary of certain material U.S. federal income tax considerations relating to our election to be taxed as a REIT. For the purposes of this discussion, references to “we,” “our” and “us” mean only Tanger Factory Outlet Centers, Inc., and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. This discussion does not attempt to address any aspects of federal income taxation relating to holders of our securities or the Operating Partnership’s debt securities. Federal income tax consideration relevant to holders of the securities may be provided in the applicable prospectus supplement relating thereto. You are urged to review the applicable prospectus supplement in connection with the purchase of any of our securities or the Operating Partnership’s debt securities. The information in this summary is based on:

•	the Code;

•	current, temporary and proposed Treasury Regulations promulgated under the Code;

•	the legislative history of the Code;

•	current administrative interpretations and practices of the Internal Revenue Service (the “IRS”); and

•	court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Potential future tax reforms may result in significant changes to the rules governing U.S. federal income taxation, and other new legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may significantly and adversely affect our ability to qualify as a REIT, the U.S. federal income tax consequences of such qualification, or the U.S. federal income tax consequences of an investment in our shares, including those described in this discussion. Any such change could apply retroactively to transactions preceding the date of the change. We have received a private letter ruling from the IRS with respect to certain issues relevant to our qualification as a REIT. Although we may generally rely upon the ruling, no assurance can be given that the IRS will not challenge our qualification as a REIT on the basis of other issues or facts outside the scope of the ruling, and the statements herein are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any federal tax other than the U.S. federal income tax, associated with our election to be taxed as a REIT.

You are urged to consult your tax advisors regarding the tax consequences to you of:

•	the purchase, ownership or disposition of our securities or the Operating Partnership’s debt securities, including the U.S. federal, state, local, non-U.S. and other tax consequences;

•	our election to be taxed as a REIT for U.S. federal income tax purposes; and

•	potential changes in applicable tax laws.

Taxation of Tanger Factory Outlet Centers, Inc.

General. We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1993. We believe that we have been organized and have operated in a manner which has allowed us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 1993, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual operating results, asset composition, distribution levels and diversity of share ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify.”

The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations promulgated thereunder, and administrative and judicial interpretations of the Code and these rules and regulations.

Our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual operating results, asset composition, distribution levels and diversity of share ownership. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. Further, the anticipated federal income tax treatment may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate-level when income is earned and once again at the shareholder level when the income is distributed. We will, however, be required to pay U.S. federal income tax as follows:

•	First, we will be required to pay tax at the regular U.S. federal corporate income tax rate on any undistributed REIT taxable income, including undistributed net capital gains.

•

Second, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the regular U.S. federal corporate income tax rate on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•

Third, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

•

Fourth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•

Fifth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•

Sixth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

Seventh, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•

Eighth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we generally will be required to pay tax at the regular U.S. federal corporate income tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation.

•

Ninth, our subsidiaries that are C corporations, including our subsidiaries that have made an election for U.S. income tax purposes to be treated as “taxable REIT subsidiaries,” described below, generally will be required to pay U.S. federal corporate income tax on their earnings.

•

Tenth, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income,” as described below under “—Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

•

Eleventh, we may elect to retain and pay income tax on our net capital gain. In that case, a shareholder would include its applicable share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the shareholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the shareholder in our capital stock.

•

Twelfth, if we fail to comply with the requirement to send annual letters to our shareholders holding at least a certain percentage of our shares, as determined under the relevant Treasury Regulations, requesting information regarding the actual ownership of our shares and the failure is not due to reasonable cause or due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

We and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on our assets and operations.

Other countries may also impose taxes on our operations within their jurisdictions. To the extent possible, we will structure our activities to minimize our non-U.S. tax liability. However, there can be no assurance that we will be able to eliminate our non-U.S. tax liability or reduce it to a specified level. Furthermore, as a REIT, both we and our shareholders will derive little or no benefit from foreign tax credits arising from those non-U.S. taxes.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)	that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)	that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5)	that is beneficially owned by 100 or more persons;

(6)	not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

(7)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

We believe that we have been organized and have operated in a manner that has allowed us to satisfy conditions (1) through (7) inclusive during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These share ownership and transfer restrictions are generally described in “Restrictions on Ownership and Transfer” in this prospectus, and a description of the share ownership and transfer restrictions may also be contained in or incorporated by reference in the relevant prospectuses pursuant to which we offer securities from time to time. These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “—Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries. In the case of a REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of such partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests.

Thus, our pro rata shares of the assets and items of income of the Operating Partnership, including the Operating Partnership’s share of these items of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which it owns an interest, are treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the U.S. federal income taxation of partnerships and limited liability companies treated as partnerships for U.S. federal income tax purposes is set forth below in “—Tax Aspects of the Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.”

We have control of the Operating Partnership and the majority of our subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding shares and do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the U.S. federal tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to state or other local taxes, and our ownership of the shares of a qualified REIT subsidiary does not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries. We currently own interests in multiple companies that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds shares, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below, and their operations will be subject to the provisions described above. See “—Asset Tests.” For taxable years beginning after December 31, 2017, the 2017 Tax Legislation generally limits the deduction for net business interest expense in excess of 30% of a business’s “adjusted taxable income,” subject to certain exceptions. While not clear, this provision may limit the ability of our taxable REIT subsidiaries to deduct interest, which could increase their taxable income.

Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income

(excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from investments relating to real property or mortgages on real property, including “rents from real property,” interest on obligations adequately secured by mortgages on real property, and certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of shares or securities, or from any combination of the foregoing.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•

The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•

Neither we nor an actual or constructive owner of 10% or more of our shares actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of shares entitled to vote or 10% or more of the total value of all classes of shares of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which the parent REIT owns shares possessing more than 50% of the voting power or more than 50% of the total value of the outstanding shares of such taxable REIT subsidiary;

•

Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

•

We generally do not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We are permitted, however, to perform directly certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we are permitted to employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We generally do not intend, and since we control the general partner of the Operating Partnership, do not intend to permit the Operating Partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT.

In addition, with respect to the limitation on the rental of personal property, we generally have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of the value of such property.

For purposes of the gross income tests, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the underlying obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the loan is not fully secured by real property, the interest income must be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property security. In this case, we would be required to apportion our annual interest income to the real property security based on a fraction, the numerator of which is the value of the real property securing the loan, determined when we commit to acquire the loan, and the denominator of which is the highest “principal amount” of the loan during the year. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

We have various investments in entities or properties located outside the United States, and in the future, we may invest in, or acquire, additional entities or properties located outside the United States, through a taxable REIT subsidiary or otherwise. These acquisitions could cause us to incur foreign currency gains or losses. Any foreign currency gains, to the extent attributable to specified items of qualifying income or gain or specified qualifying assets, however, generally will not constitute gross income for purposes of the 75% and 95% gross income tests, and therefore will be excluded from these tests, provided we do not deal in or engage in substantial and regular trading in securities, which we have not done and do not intend to do.

To the extent our taxable REIT subsidiaries pay dividends or interest, we generally will derive our allocable share of such dividend or interest income through our interest in the Operating Partnership. Such dividend or interest income will qualify under the 95%, but not the 75%, gross income test (except to the extent the interest is paid on a loan that is adequately secured by real property). We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:

•

following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “—Taxation of Tanger Factory Outlet Centers, Inc.—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income. Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by the Operating Partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. Through our control of the general partner of the Operating Partnership, we intend to cause the Operating Partnership to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with the Operating Partnership’s investment objectives. We do not intend to permit the Operating Partnership or its subsidiary partnerships or limited liability companies to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by the Operating Partnership or its subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a taxable REIT subsidiary, but such income will be subject to regular U.S. federal corporate income tax.

Penalty Tax. Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

We do not expect to be subject to this penalty tax, although it is possible that rental or service arrangements we enter into from time to time may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on any overstated rents paid to us, or any excess deductions or understated income of our taxable REIT subsidiaries.

Asset Tests. At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, any stock or debt instrument attributable to the investment of the proceeds of a share offering or a public offering of debt with a term of at least five years (but only for the one-year period beginning on the date the REIT receives such proceeds), debt instruments of publicly offered REITs and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.

Second, not more than 25% of the value of our total assets may be represented by securities (including securities of one or more taxable REIT subsidiaries), other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for certain investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, not more than 20% (25% for taxable years beginning before January 1, 2018) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

The Operating Partnership owns 100% of the shares of certain corporations that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. So long as each of these companies qualifies as a taxable REIT subsidiary, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of their shares. We may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries will not exceed 20% of the aggregate value of our gross assets and has not exceeded 25% of the aggregate value of our gross assets for years beginning prior to January 1, 2018. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.

Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets, as described above.

The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through our qualified REIT subsidiaries, partnerships or limited liability companies) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of increasing our interest in a partnership or limited liability company that owns such securities, or acquiring other assets). For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to the Operating Partnership or as other partners in the Operating Partnership exercise their rights to exchange their limited partnership units in the Operating Partnership. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including a change caused by changes in the foreign currency exchange rate used to value foreign assets). If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in the Operating Partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30 day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in the Operating Partnership’s overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to the sum of:

•	90% of our REIT taxable income; and

•	90% of our after-tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income over 5% of our REIT taxable income.

For these purposes, our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

Also, our “REIT taxable income” will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset, within a specified recognition period following our acquisition of such asset, that we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, determined at the time we acquired the asset.

For taxable years beginning after December 31, 2017, the 2017 Tax Legislation generally limits our deduction for net business interest expense in excess of 30% of our “adjusted taxable income,” unless we qualify to make an election and elect out of this rule. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years. If we are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. If we make this election, although we would not be subject to the interest expense limitation described above, our depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our shareholders in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, except as provided below, the amount distributed must not be preferential—i.e., every shareholder of the class of stock to which a distribution is made must be treated the same as every other shareholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential limitation does not apply to distributions made by us, provided we qualify as a “publicly offered REIT.” We believe that we are, and expect we will continue to be, a “publicly offered REIT.” To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay tax on the undistributed amount at the regular U.S. federal corporate income tax rate. We believe we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of the Operating Partnership authorizes us, as general partner of the Operating Partnership, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our corporate tax obligation.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends through the distribution of other property in order to meet the distribution requirements, while preserving our cash.

Under certain circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In such a case, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our shareholders in the year such dividend is paid.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.

For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to shareholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our shareholders on December 31 of the year in which they are declared.

Like-Kind Exchanges. We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Record Keeping Requirements. We are required to comply with applicable record keeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding common shares.

Failure to Qualify. If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax on our taxable income at the regular U.S. federal corporate income tax rate. Distributions to shareholders in any year in which we fail to qualify as a REIT will not be deductible by us. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our shareholders. In addition, if we fail to qualify as a REIT, we will not be required to distribute any amounts to our shareholders and all distributions to shareholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate distributees may be eligible for the dividends-received deduction. In addition, non-corporate shareholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Non-corporate shareholders, including individuals, generally may deduct 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning after December 31, 2017 and before January 1, 2026. If we fail to qualify as a REIT, such shareholders may not claim this deduction with respect to dividends paid by us. Unless entitled to relief under specific statutory provisions, we will also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies

General. Substantially all of our investments are held indirectly through the Operating Partnership. In addition, the Operating Partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies which we expect will be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by the Operating Partnership, its subsidiary partnerships and limited liability companies, based on our capital interests in each such entity. See “—Taxation of Tanger Factory Outlet Centers, Inc.”

Entity Classification. Our interests in the Operating Partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for federal income tax purposes. If the Operating Partnership or a subsidiary partnership or limited liability company were treated as an association, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Taxation of Tanger Factory Outlet Centers, Inc.—Asset Tests” and “—Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of the Operating Partnership, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. We believe the Operating Partnership and each of the subsidiary partnerships and limited liability companies will be classified as partnerships or disregarded entities for U.S. federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction. A partnership or limited liability company agreement will generally determine the allocation of income and losses among partners or members, provided such allocations comply with the provisions of Section 704(b) of the Code and the related Treasury Regulations. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ or members’ interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. We intend that the allocations of taxable income and loss in each of the partnerships and limited liability companies in which we own an interest from time to time comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

Tax Allocations With Respect to the Centers. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company treated as a partnership, in exchange for an interest in the partnership or limited liability company, must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (a “Book-Tax Difference”), as adjusted from time to time. In addition, income, gain, loss and deductions must be allocated in a manner that takes into account Book-Tax Differences arising from the revaluation of property (which must occur in certain circumstances) held by a partnership or limited liability company treated as a partnership. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

In general, the Non-Company LPs will be allocated lower amounts of depreciation deductions for tax purposes than if such deductions were determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets which have a Book-Tax Difference, all income attributable to such Book-Tax Difference will generally be allocated to the Non-Company LPs, and the Company will generally be allocated only its share of capital gains attributable to appreciation, if any, occurring after the contribution of such assets to the Operating Partnership. This will tend to eliminate the Book-Tax Difference over the life of the Operating Partnership. However, the special allocation rules of Section 704(c) do not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Operating Partnership will cause the Company to be allocated lower depreciation and other deductions, and possibly amounts of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause the Company to recognize taxable income in excess of cash proceeds, which might adversely affect the Company’s ability to comply with the REIT distribution requirements. See “—Annual Distribution Requirements.”

Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for Book-Tax Differences. We and the Operating Partnership have agreed to use the “traditional method” for accounting for Book-Tax Differences for the factory outlet centers that were initially contributed to the Operating Partnership. Under the traditional method, which is the least favorable method from our perspective, the carryover basis of contributed interests in the properties in the hands of the Operating Partnership (i) will or could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in the Operating Partnership. An allocation described in (ii) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Taxation of Tanger Factory Outlet Centers, Inc.—Requirements for Qualification as a REIT” and “—Annual Distribution Requirements.” With respect to property contributed to the Operating Partnership subsequent to the contribution of the initially contributed factory outlet centers or with respect to property revalued as referred to above, we and the Operating Partnership have agreed to account for Book-Tax Differences under any method approved under Section 704(c) of the Code and the applicable regulations as chosen by the Operating Partnership’s general partner under the Operating Partnership’s partnership agreement.

Any properties acquired or to be acquired by the Operating Partnership in a fully taxable transaction will have a tax basis equal to their fair market value, and Section 704(c) of the Code generally will not apply to them.

Partnership Audit Rules. The Bipartisan Budget Act of 2015 changes the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017) among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how certain aspects of these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirectly invest (including the Operating Partnership) being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules depend in many respects on the promulgation of future regulations or other guidance by the U.S. Department of the Treasury. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our common shares.

Other Tax Consequences

State, local and non-U.S. income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any federal tax other than the income tax. Prospective investors should consult their tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters for public offering and sale by them or may sell the securities offered by this prospectus to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities offered by this prospectus will be named in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our or their own behalf in those jurisdictions where we are authorized to do so.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Underwriters may offer and sell the securities offered by this prospectus at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities offered by this prospectus upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities offered by this prospectus, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities offered by this prospectus for whom they may act as agent. Underwriters may sell the securities offered by this prospectus to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. If so indicated in the applicable prospectus supplement, the underwriters may reimburse us for some or all of our expenses in an offering.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities offered by this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities offered by this prospectus may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities offered by this prospectus may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase the securities offered by this prospectus from us at the public offering price set forth in that prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in that prospectus supplement.

Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount of the securities offered by this prospectus sold pursuant to delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except:

(1)	the purchase by an institution of the securities offered by this prospectus covered by its delayed delivery contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject, and

(2)	if the securities offered by this prospectus are being sold to underwriters, we shall have sold to those underwriters the total principal amount of the securities offered by this prospectus less the principal amount thereof covered by delayed delivery contracts.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our subsidiaries. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from Tanger Factory Outlet Centers, Inc.’s Annual Report on Form 10-K, and the effectiveness of Tanger Factory Outlet Centers, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Tanger Factory Outlet Centers, Inc. for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from Tanger Properties Limited Partnership’s Annual Report on Form 10-K, and the effectiveness of Tanger Properties Limited Partnership’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Tanger Properties Limited Partnership for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

VALIDITY OF SECURITIES

The validity of the securities offered by this prospectus will be passed upon for us by Latham & Watkins LLP, New York, New York and by Womble Bond Dickinson (US) LLP, Winston-Salem, North Carolina. Any underwriters, dealers or agents will be advised about the other issues relating to any offering by their own legal counsel. Latham & Watkins LLP and any counsel for any underwriters, dealers or agents will rely on Womble Bond Dickinson (US) LLP as to certain matters of North Carolina law.

Tanger Factory Outlet Centers, Inc.

Preferred Shares, Depositary Shares, Common Shares and Common Share Warrants

Tanger Properties Limited Partnership

Debt Securities

Prospectus

March 2, 2018

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) to be incurred by us in connection with a distribution of securities registered under this registration statement:

Amount to be paid
SEC registration fee	(1)
Printing and Engraving Expenses	(2)
Legal Fees and Expenses	(2)
Accounting Fees and Expenses	(2)
Fees of Rating Agencies	(2)
Fees of Trustee (Including counsel fees)	(2)
Miscellaneous	(2)

Total	$(2)

(1)	Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended.
(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

The Company is a North Carolina corporation. The Company’s Amended and Restated Articles of Incorporation contain a provision authorized by Section 55-2-02(b)(3) of the North Carolina Business Corporation Act (the “NC BCA”) eliminating the personal liability of a director arising out of an action whether by or in the right of the corporation or otherwise for monetary damages for breach of any duty of a director, except for liability with respect to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation, (ii) any transaction from which the director derived an “improper personal benefit” as that term is defined in the NC BCA, (iii) acts or omissions occurring prior to the effective date of the Articles or (iv) acts or omissions with respect to which the NC BCA does not permit the limitation of liability.

The Company has also adopted indemnification provisions authorized by NC BCA Section 55-8-57 which obligate the corporation:

(1)	to indemnify any person who serves or has served as a director or officer against (i) any liability for or obligation to pay reasonable expenses, including attorneys’ fees, incurred by such officer or director in connection with any proceeding arising out of such director’s or officer’s status as such or any activities of such director or officer in such capacity and (ii) any liability for or obligation to pay any judgment, settlement, penalty or fine (including an excise tax assessed with respect to an employee benefit plan) in any such proceeding; and

(2)	to indemnify any person who serves or has served as a director or officer and who, at the request of the corporation, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan against (i) any liability for or obligation to pay reasonable expenses, including attorneys’ fees, incurred by such officer or director in connection with any proceeding arising out of such person’s status as a director or officer of the corporation or as a director, officer, partner, trustee, employee or agent of such other corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan or any activities of such director or officer in any of such capacities and (ii) any liability for or obligation to pay any judgment, settlement, penalty or fine (including an excise tax assessed with respect to any employee benefit plan) in any such proceeding.

Provided however, such indemnification does not extend to any liability or expense the director or officer may incur on account of his or her activities which, at the time taken, were known or believed by such director or officer to be clearly in conflict with the best interests of the corporation.

Pursuant to Section 55-8-51 of the NC BCA, a North Carolina corporation may indemnify a director against liability in any proceeding to which the director is made a party because of his status as such if the director (i) conducted himself in good faith, (ii) reasonably believed that his conduct in his official capacity was in the corporation’s best interests and, in all other cases, that his conduct was at least not opposed to the corporation’s best interests and (iii) in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

Pursuant to Section 55-8-52 of the NC BCA, a North Carolina corporation is required to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director against reasonable expenses incurred by him in connection with the proceeding.

Pursuant to Section 55-8-54 of the NC BCA, the court may order indemnification of a director of a North Carolina corporation in any proceeding to which the director is a party if the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

The term “proceeding” as used herein includes any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (and any appeal therein), whether formal or informal and whether or not brought by or on behalf of the corporation.

Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.

Item 16.	Exhibits

Exhibit No.	Description

1.1	Form of Underwriting Agreement for Debt Securities (incorporated by reference to Exhibit 1(a) to Amendment No. 1, filed May 24, 1996, to the Company and the Operating Partnership’s Registration Statement on Form S-3, as amended, Registration Nos. 333-3526/333-3526-01)

1.2	Form of Underwriting Agreement for Equity Securities (incorporated by reference to Exhibit 1(b) to Amendment No. 1, filed May 24, 1996, to the Company and the Operating Partnership’s Registration Statement on Form S-3, as amended, Registration Nos. 333-3526/333-3526-01)

3.1	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to the exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 1996)

3.1A	Amendment to Amended and Restated Articles of Incorporation dated May 29, 1996 (incorporated by reference to the exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 1996)

3.1B	Amendment to Amended and Restated Articles of Incorporation dated August 20, 1998 (incorporated by reference to the exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998)

Exhibit No.	Description

3.1C	Amendment to Amended and Restated Articles of Incorporation dated September 30, 1999 (incorporated by reference to the exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999)

3.1D	Amendment to Amended and Restated Articles of Incorporation dated November 10, 2005 (incorporated by reference to the exhibits to the Company’s Current Report on Form 8-K dated November 10, 2005)

3.1E	Amendment to Amended and Restated Articles of Incorporation dated June 13, 2007 (incorporated by reference to the exhibits of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007)

3.1F	Articles of Amendment to Amended and Restated Articles of Incorporation dated August 27, 2008 (incorporated by reference to the exhibits of the Company’s Current Report on Form 8-K dated August 29, 2008)

3.1G	Articles of Amendment to Amended and Restated Articles of Incorporation of Tanger Factory Outlet Centers, Inc. dated May 18, 2011 (incorporated by reference to the exhibits of the Company’s and Operating Partnership’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011)

3.1H	Articles of Amendment to Amended and Restated Articles of Incorporation of Tanger Factory Outlet Centers, Inc. dated May 24, 2012 (incorporated by reference to the exhibits to the Company’s and Operating Partnership’s Form S-3 dated June 7, 2012)

3.2	By-Laws of Tanger Factory Outlet Centers, Inc., restated to reflect all amendments through May 18, 2012 (incorporated by reference to the exhibits to the Company’s and Operating Partnership’s Form S-3 dated June 7, 2012)

3.3	Amended and Restated Agreement of Limited Partnership for Tanger Properties Limited Partnership dated August 30, 2013 (incorporated by reference to the exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013)

4.1	Specimen Common Share certificate (incorporated by reference to Exhibit 4.1 to the Company and the Operating Partnership’s Registration Statement on Form S-4, filed April 9, 2009, as amended, Registration Nos. 333-158503/333-158503-01)

4.2	Form of Deposit Agreement, by and between the Company and the Depositary, including Form of Depositary Receipt (incorporated by reference to the exhibits to the Company’s Registration Statement on Form S-11 filed October 6, 1993, as amended)

4.3	Form of Preferred Share Certificate (incorporated by reference to the exhibits to the Company’s Registration Statement on Form S-11, filed October 6, 1993, as amended)

4.4	Senior Indenture (filed as Exhibit 4(a) to Company’s Registration Statement on Form S-3, dated April 12, 1996, Registration Nos. 333-3526/333-3526-01)

4.5	Form of Subordinated Indenture (filed as Exhibit 4(b) to Amendment No. 1, filed May 24, 1996, to the Company and the Operating Partnership’s Registration Statement on Form S-3, Registration Nos. 333-3526/333-3526-01)

4.6	Form of Debt Securities (filed as Exhibit 4(c) to Amendment No. 1, filed May 24, 1996, to the Company and the Operating Partnership’s Registration Statement on Form S-3, Registration Nos. 333-3526/333-3526-01)

4.7	Form of Common Share Warrant Agreement**

4.8	Form of Form of Articles of Restatement for the Preferred Shares**

4.9	Form of Preferred Share Depositary Receipt Certificate**

Exhibit No.	Description

4.10	Form of Deposit Agreement**

4.11	Sixth Supplemental Indenture (to Senior Indenture), dated July 2, 2009 (incorporated by reference to Exhibit 4.13 to the Company and the Operating Partnership’s Registration Statement on Form S-3 filed on July 2, 2009, Registration No. 333-160433)

4.12	Eighth Supplemental Indenture (to Senior Indenture), dated November 25, 2013 (incorporated by reference to Exhibit 4.1 to the Company and the Operating Partnership’s Current Report on Form 8-K, filed on November 25, 2013)

4.13	Ninth Supplemental Indenture (to Senior Indenture), dated November 21, 2014 (incorporated by reference to Exhibit 4.1 to the Company and the Operating Partnership’s Current Report on Form 8-K, filed on November 21, 2014)

4.14	Tenth Supplemental Indenture (to Senior Indenture), dated August 8, 2016 (incorporated by reference to Exhibit 4.1 to the Company and the Operating Partnership’s Current Report on Form 8-K, filed on August 8, 2016)

4.15	First Amendment to Tenth Supplemental Indenture (to Senior Indenture), dated October 13, 2016 (incorporated by reference to Exhibit 4.1 to the Company and the Operating Partnership’s Current Report on Form 8-K, filed on October 13, 2016)

4.16	Eleventh Supplemental Indenture (to Senior Indenture), dated July 3, 2017 (incorporated by reference to Exhibit 4.1 to the Company and the Operating Partnership’s Current Report on Form 8-K, filed on July 3, 2017)

5.1	Opinion of Latham & Watkins LLP regarding the validity of the securities*

5.2	Opinion of Womble Bond Dickinson (US) LLP regarding the validity of the securities*

8.1	Opinion of Latham & Watkins LLP regarding tax matters*

12.1	Statement regarding Computation of Ratios of Earnings to Fixed Charges of the Company (incorporated by reference to Exhibit 12.1 to the Company and Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2017)

12.2	Statement regarding Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Share Dividends of the Company*

12.3	Statement regarding Computation of Ratios of Earnings to Fixed Charges of the Operating Partnership (incorporated by reference to Exhibit 12.2 to the Company and Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2017)

12.4	Statement regarding Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Unit Distributions of the Operating Partnership*

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of PricewaterhouseCoopers LLP*

23.3	Consent of Latham & Watkins LLP (included in Exhibits 5.1 and 8.1)

23.4	Consent of Womble Bond Dickinson (US) LLP (included in Exhibit 5.2)

24	Power of Attorney (included on signature page in Part II of the Registration Statement)

25	Statement of Eligibility of Trustee on Form T-1*

*	Filed herewith.
**	To be filed by amendment or incorporated by reference in connection with an offering of warrants or depository shares.

Item 17.	Undertakings

(a) The undersigned registrants hereby undertake:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (i), (ii), and (iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(5)	that, for the purpose of determining liability under the Securities Act, to any purchaser:

(i)	each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date;

(6)

that, for the purpose of determining liability of a registrant under the Securities Act, to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by an undersigned registrant to the purchaser; and

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrants hereby undertake that:

(i)	for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by a registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greensboro, state of North Carolina, on the 2nd day of March, 2018.

TANGER FACTORY OUTLET CENTERS, INC.

By:	/s/ Steven B. Tanger
Steven B. Tanger
Chief Executive Officer

TANGER PROPERTIES LIMITED PARTNERSHIP

By:	Tanger GP Trust, its sole general partner

By:	/s/ Steven B. Tanger
Steven B. Tanger
Chief Executive Officer

POWER OF ATTORNEY

The individuals whose signatures appear below constitute and appoint Steven B. Tanger, James F. Williams and Chad D. Perry, and each of them, his or her true and lawful attorneys-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

TANGER FACTORY OUTLET CENTERS, INC.:

Signature	Title	Date

/s/ Thomas J. Reddin Thomas J. Reddin	Non-Executive Chairman of the Board of Directors	March 2, 2018

/s/ Steven B. Tanger Steven B. Tanger	Director and Chief Executive Officer (Principal Executive Officer)	March 2, 2018

/s/ James F. Williams James F. Williams	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 2, 2018

/s/ Thomas J. Guerrieri Jr. Thomas J. Guerrieri Jr.	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	March 2, 2018

/s/ William G. Benton William G. Benton	Director	March 2, 2018

/s/ Jeffrey B. Citrin Jeffrey B. Citrin	Director	March 2, 2018

/s/ David B. Henry David B. Henry	Director	March 2, 2018

/s/ Thomas E. Robinson Thomas E. Robinson	Director	March 2, 2018

/s/ Bridget M. Ryan-Berman Bridget M. Ryan-Berman	Director	March 2, 2018

/s/ Allan L. Schuman Allan L. Schuman	Director	March 2, 2018

TANGER PROPERTIES LIMITED PARTNERSHIP:

Signature	Title	Date

/s/ Steven B. Tanger Steven B. Tanger	Chairman of the Board of Trustees and Chief Executive Officer (Principal Executive Officer)	March 2, 2018

/s/ James F. Williams James F. Williams	Vice President and Treasurer (Principal Financial Officer)	March 2, 2018

/s/ Thomas J. Guerrieri Jr. Thomas J. Guerrieri Jr.	Vice President and Assistant Treasurer (Principal Accounting Officer)	March 2, 2018

/s/ William G. Benton William G. Benton	Trustee	March 2, 2018

/s/ Jeffrey B. Citrin Jeffrey B. Citrin	Trustee	March 2, 2018

/s/ David B. Henry David B. Henry	Trustee	March 2, 2018

/s/ Thomas J. Reddin Thomas J. Reddin	Trustee	March 2, 2018

/s/ Thomas E. Robinson Thomas E. Robinson	Trustee	March 2, 2018

/s/ Bridget M. Ryan-Berman Bridget M. Ryan-Berman	Trustee	March 2, 2018

/s/ Allan L. Schuman Allan L. Schuman	Trustee	March 2, 2018